UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
PATTERN ENERGY GROUP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 14, 2017

To the Stockholders of Pattern Energy Group Inc.:
It is my pleasure to invite you to attend Pattern Energy Group Inc.’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, June 1, 2017 at Pier 1, Bay 3, San Francisco, California. The Annual Meeting will begin promptly at 8:00 a.m., local time.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope or vote by using the Internet according to the instructions in the Proxy Statement, as soon as possible, to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting and follow the instructions in the Proxy Statement, you may vote your shares in person even though you have previously voted by proxy. On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Name: Michael M. Garland
Title: President and Chief Executive Officer

Pier 1, Bay 3
San Francisco, CA 94111
T 415.283.4000
www.patternenergy.com

Pattern Energy Group Inc.
Pier 1, Bay 3
San Francisco, CA 94111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, June 1, 2017

To the Stockholders of Pattern Energy Group Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Pattern Energy Group Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 1, 2017 at 8:00 a.m. local time at Pier 1, Bay 3, San Francisco, California, for the following purposes:
    1.    To elect seven directors to serve until the 2018 Annual Meeting of Stockholders.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.    An advisory vote to approve executive compensation.

4.	To consider approval of the Amended and Restated 2013 Equity Incentive Award Plan.
5.     To transact such other business as may properly come before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 7, 2017. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Kim H. Liou
Corporate Secretary

San Francisco, California
April 14, 2017

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

Pattern Energy Group Inc.
Pier 1, Bay 3
San Francisco, CA 94111

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 1, 2017
AVAILABILITY OF PROXY MATERIALS
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Pattern Energy Group Inc., referred to herein as the “Company,” “we,” “our,” “us,” “our company,” or “Pattern Energy,” which will be held on Thursday, June 1, 2017, at 8:00 a.m. local time at Pier 1, Bay 3, San Francisco, California.
On or about April 19, 2017, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and may request a printed set of the proxy materials by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

EXPLANATORY NOTE
For Canadian securities law purposes, we are an “SEC foreign issuer.” As such, we will satisfy applicable Canadian securities laws relating to information circulars, proxies and proxy solicitation if we comply with the requirements of applicable U.S. federal securities laws, file our proxy materials with the Canadian securities regulatory authorities and send our proxy materials to Canadian stockholders in the manner and at the time required by U.S. federal securities laws and any requirements of the NASDAQ Global Select Market (“NASDAQ”). This Proxy Statement is prepared in accordance with such requirements of U.S. federal securities laws.
All monetary amounts shown in this Proxy Statement are expressed in United States dollars unless otherwise expressly noted.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why is the Company soliciting my proxy?
You have received these proxy materials because the board of directors of the Company is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record who owned shares of our Class A common stock ("Class A Common Stock" or "Common Stock") at the close of business on April 7, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 87,616,747 shares of Common Stock outstanding. The holders of shares of Common Stock have the right to one vote for each share they held as of the record date.
In accordance with Delaware law, a list of stockholders of record entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on June 1, 2017 and will be accessible for ten days prior to the Annual Meeting at our principal place of business, Pier 1, Bay 3, San Francisco, CA 94111, between the hours of 9:00 a.m. and 5:00 p.m. local time.
How many votes do I have?
Each share of Common Stock that you own entitles you to one vote.
What am I voting on?
There are four matters scheduled for a vote:

•	Election of directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	An advisory vote to approve executive compensation; and

•	To consider approval of the Amended and Restated 2013 Equity Incentive Award Plan.

How do I vote?
If on April 7, 2017, your shares were registered directly in your name with our stock transfer agent, Computershare, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone, or by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via telephone or Internet.

•
You may vote by using the Internet at www.envisionreports.com/PEGI and following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on June 1, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by telephone by calling 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Telephone voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on June 1, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail by completing and mailing in a paper proxy card as outlined in this Proxy Statement.

•	You may vote in person at the meeting, by delivering a completed proxy card or by completing a ballot, which will be available at the meeting.

If your shares are held by your broker as your nominee (that is, in “street name”), you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
What is “householding” and how does it affect me?
The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Pattern Energy stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of this Proxy Statement and our Annual Report on Form 10-K, you may (1) notify your broker, (2) direct your written request to: Pattern Energy Group Inc., Attn: Corporate Secretary, Pier 1, Bay 3, San Francisco, CA 94111, or (3) contact our Investor Relations department by telephone at 415-283-4000. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement and our Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered.
Where may I request an additional copy of this Proxy Statement or the Company’s Annual Report?
Any stockholder of record who wishes to receive an additional copy of this Proxy Statement or of our Annual Report on Form 10-K as filed with the SEC without charge may (i) call the Company at 415-283-4000 or (ii) mail a request to: Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, CA 94111, Attention: Corporate Secretary, and we will promptly deliver the requested materials to you upon your request. You may also obtain our Annual Report on Form 10-K, as well as this Proxy Statement, on the SEC’s website (www.sec.gov), on the SEDAR website of the Canadian Securities Administrators (www.sedar.com), or on our investor relations website at investors.patternenergy.com under "Financial Information - SEC Filings."
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all nominees for director, (ii) “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) “For” approval, on an advisory and non-binding basis, of the compensation for our named executive officers as disclosed in this Proxy Statement, and (iv) "For" approval of the Amended and Restated 2013 Equity Incentive Award Plan. However, with respect to each of (i), (iii) and (iv) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of these ways:

•	You may submit another properly completed proxy card with a later date;

•	You may re-vote by Internet, as instructed above;

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at Pier 1, Bay 3, San Francisco, California 94111; or

•	You may attend the Annual Meeting, asking that your proxy be revoked, and voting in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:

•
“For” votes, “Against” votes, abstentions and broker non-votes (with respect to each of the election of directors, the advisory vote to approve executive compensation, and the approval of the Amended and Restated 2013 Equity Incentive Award Plan); and

•	“For” votes, “Against” votes, and abstentions (with respect to the ratification of the Company's independent registered public accounting firm for fiscal year 2017).

If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under applicable rules, Proposal 2 (ratification of the Company's independent registered public accounting firm for fiscal year 2017) is considered “discretionary.” However, each of (i) Proposal 1 (election of directors), whether contested or uncontested, (ii) Proposal 3 (advisory vote to approve executive compensation), and (iii) Proposal 4 (approval of the Amended and Restated 2013 Equity Incentive Award Plan) is considered “non-discretionary,” and therefore brokers are not permitted to vote your shares held in street name for any of such proposals in the absence of instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting in the manner that you choose.
How many votes are needed to approve each proposal?
For Proposal 1, the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes and abstentions will have no effect. The board of directors has adopted a majority voting policy pursuant to which if a nominee fails to receive “For” votes in an amount that exceeds the “Against” and/or “Withheld” votes in an election that is not a contested election, the nominating, governance and compensation committee shall make a recommendation to the board of directors as to whether to accept or reject the resignation of such director. See “Board of Directors and Corporate Governance - Majority Voting Policy.”
To be approved, Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 must receive a “For” vote from the majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2017, our audit committee of our board of directors will reconsider its selection.
To be approved, Proposal 3 providing an advisory vote to approve executive compensation, must receive a “For” vote from the majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
To be approved, Proposal 4 to approve the Amended and Restated 2013 Equity Incentive Award Plan must receive a “For” vote from the majority of all shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares of Common Stock outstanding on April 7, 2017, the record date, are represented at the Annual Meeting present in person or by proxy. If there are not enough shares of Common Stock present both in person and by timely and properly submitted proxies to constitute a quorum, the Annual Meeting may be adjourned until such time as a sufficient number of shares of Common Stock are present. On the record date, there were 87,616,747 shares of Common Stock outstanding and entitled to vote.

Your shares of Common Stock will be counted for purposes of determining if there is a quorum if you properly cast your vote or a proxy card has been properly submitted by you or on your behalf. Proxies received but marked as “abstentions” and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
 Is voting confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our inspector of election, Computershare, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet other legal requirements. We will, however, forward to management any written comments you provide on the proxy card or through other means.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.

A Note About the Company Website
Although we include references to our website (investors.patternenergy.com) throughout this Proxy Statement, information that is included on our website is not incorporated by reference into, and is not a part of, this Proxy Statement. Our website address is included as an inactive textual reference only.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Our board of directors consists of seven members. Each director will be elected annually to serve until his or her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. See “Proposal 1 - Election of Directors.” The ages of our directors set forth below are as of December 31, 2016.

Name	Age	Position(s) Held
Alan R. Batkin	72	Director, Chairman(1)(2)(3)
Patricia S. Bellinger	55	Director (2)(3)
The Lord Browne of Madingley	68	Director
Michael M. Garland	66	Director, President and Chief Executive Officer
Douglas G. Hall	67	Director (1)(3)
Michael B. Hoffman	66	Director
Patricia M. Newson	60	Director (1)(3)

(1) Member of Audit Committee
(2) Member of Nominating, Governance and Compensation Committee
(3) Member of Conflicts Committee

Alan R. Batkin
Mr. Batkin is chairman and chief executive officer of Converse Associates, Inc., a strategic advisory firm. He has served as a member and chairman of our board of directors since October 2013. Mr. Batkin serves on the boards of Hasbro, Inc., Cantel Medical Corp. and Omnicom Group, Inc. During the past five years he has also served on the board of Overseas Shipping Group, Inc. He was vice chairman of Eton Park Capital Management, L.P., from 2007 to 2012. Prior thereto, he was the vice chairman of Kissinger Associates, Inc. from 1990 until 2006. He is an overseer, trustee or board member of a number of non-profit organizations, including, among others, the International Rescue Committee, the Brookings Institution, the Mailman School of Public Health of Columbia University, the Massachusetts General Hospital Center for Global Health and the New York City Police Foundation. We believe Mr. Batkin’s extensive public company, energy industry and leadership experience enables him to provide essential guidance to our board of directors and our management team.
Patricia S. Bellinger
Ms. Bellinger has served as a member of our board of directors since October 2013. Ms. Bellinger is a senior fellow at Harvard Kennedy School’s Center for Public Leadership as well as an adjunct lecturer at Harvard Kennedy School. She currently serves on the board of Sodexo SA and previously served on the board of Nordic Windpower Inc. from 2008 to 2010. Before joining Harvard Kennedy School, Ms. Bellinger was the executive director of executive education at Harvard Business School from 2011 to 2013, where she managed a $150 million portfolio of programs. Prior to joining Harvard Business School, Ms. Bellinger was group vice president at British Petroleum from 2000 to 2007, where she oversaw leadership development programs and established and led British Petroleum’s global diversity and inclusion transformation. Ms. Bellinger has a leadership role in a number of non-profit organizations, including uAspire. We believe Ms. Bellinger’s extensive public company, energy industry and leadership experience enables her to provide essential guidance to our board of directors and our management team.
The Lord Browne of Madingley
The Lord Browne of Madingley has served as a member of our board of directors since October 2013. Lord Browne is chairman of L1 Energy and chairman of Huawei (UK). Prior to joining L1 Energy in March 2015, Lord Browne was a partner at Riverstone Holdings LLC, an energy and power-focused private equity firm (“Riverstone”) for eight years. Lord Browne spent 41 years at British Petroleum, holding various senior management positions during that time. In 1991, he joined the board of The British Petroleum Company plc and was appointed group chief executive in 1995 and remained in this position until May 2007. Lord Browne was chairman of the advisory board of Apax Partners LLC from 2006 to 2007, a non-executive director of Goldman Sachs from 1999 to 2007, a non-executive director of Intel Corporation from 1997 to 2006, a trustee of The British Museum from 1995 to 2005, a member of the supervisory board of DaimlerChrysler AG from 1998 to 2001 and a non-executive director of SmithKline Beecham from 1996 to 1999.

Lord Browne was the president of the Royal Academy of Engineering from 2006 to 2011 and is chairman of the trustees of the Queen Elizabeth prize for engineering. He is a fellow of the Royal Society and a foreign member of the U.S. Academy of Arts and Sciences. He was appointed a trustee of the Tate Gallery in August 2007 and chairman of the trustees in January 2009. He is also a member of the board of governors of the Folger Shakespeare Library in Washington, D.C. He was the chairman of the Independent Review of Higher Education Funding and Student Finance, which published its report in October 2010. He was the UK Government’s lead non-executive board member from June 2010 to January 2015. He was knighted in 1998 and made a life peer in 2001. We believe Lord Browne’s extensive leadership and financial and energy industry expertise enables him to contribute significant managerial, strategic and financial oversight skills to our board of directors.
Michael M. Garland
Mr. Garland has served as our president and chief executive officer and as a member of our board of directors since October 2012. Prior to joining our company, Mr. Garland served as chief executive officer of Pattern Energy Group LP (“Pattern Development 1.0”) since June 2009, a position he continues to hold. Prior to joining Pattern Development 1.0, Mr. Garland was a partner of Babcock & Brown from 1986 to 2009, where he initiated and managed project finance activities, energy development and energy investment, and led Babcock & Brown’s North American Infrastructure Group. Prior to that, Mr. Garland worked for the State of California as Chief of Energy Assessments from 1975 to 1986. Mr. Garland currently serves on the board of directors of SteelRiver Infrastructure Fund North America, GP. We believe Mr. Garland’s extensive leadership experience enables him to play a key role in all matters involving our board of directors and contribute an additional perspective from the energy industry.
Douglas G. Hall
Mr. Hall has served as a member of our board of directors since October 2013. Mr. Hall was a managing director at RBC Capital Markets covering public and private capital raising, mergers and acquisitions support and strategic advisory assignments for diversified industry groups from 1979 until his retirement in 2005. Mr. Hall is currently a director of Metamaterial Technologies, Millar Western Forest Products, and Stanfield's, and a member of the Advisory Board of Southwest Properties and Purpose Investments/NexC Partners. We believe Mr. Hall’s experience in investment banking as well as his experience and understanding of financial and disclosure matters enables him to provide essential guidance to our board of directors and our management team.
Michael B. Hoffman
Mr. Hoffman has served as a member of our board of directors since October 2012. Mr. Hoffman is a partner of Riverstone, where he is principally responsible for investments in power and renewable energy for Riverstone’s funds and is based in New York. Mr. Hoffman is head of Riverstone’s Renewable Energy Funds I and II. Before joining Riverstone in 2003, Mr. Hoffman was senior managing director and head of the mergers and acquisitions advisory business of The Blackstone Group for 15 years, where he also served on the firm’s principal group investment committee as well as its executive committee. Prior to joining Blackstone, Mr. Hoffman was managing director and co-head of the mergers and acquisitions department of Smith Barney, Harris Upham & Co. Mr. Hoffman is chairman of the board of directors of Onconova Therapeutics Inc., on the board of directors of Talen Energy Corporation, and a director of the general partner of Enviva Partners, LP. His non-profit board affiliations include Rockefeller University. We believe Mr. Hoffman’s extensive leadership, energy industry and financial expertise enables him to contribute significant managerial, strategic and financial oversight skills to our board of directors.
Patricia M. Newson
Ms. Newson has served as a member of our board of directors since October 2013. Ms. Newson currently is a director of Wolf Midstream Inc. and Quality Urban Energy Systems of Tomorrow (QUEST), a non-profit. Ms. Newson retired in 2011 from AltaGas Ltd. as president of the utility division and was previously president and chief executive officer of AltaGas Utility Group Inc. from 2005 to 2009, and senior vice president finance and chief financial officer of AltaGas Income Trust from 1996 to 2006. Her previous board experience includes the Alberta Electric System Operator, Brookfield Residential Properties Inc., Brookfield Asset Management Inc., AltaGas Utility Group Inc., Long Run Exploration Inc., Guide Exploration Inc., Heritage Gas Limited, Inuvik Gas Ltd., and the Canadian Gas Association. Ms. Newson is a Fellow Chartered Accountant. We believe Ms. Newson’s public company and energy industry experience as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our board of directors and our management team.

BOARD LEADERSHIP STRUCTURE
Our board of directors does not have a formal policy with respect to whether our Chief Executive Officer (CEO) should also serve as our chairman of the board (Chairman). Currently, Michael M. Garland is our Chief Executive Officer, and Alan R. Batkin is our Chairman. Our board of directors believes that its current leadership structure best promotes the board’s objective to effectively oversee management, the ability of our board of directors to carry out its roles and responsibilities on behalf of the stockholders, and our Company’s overall corporate governance. Our board of directors also believes that the current separation of the Chairman and Chief Executive Officer roles allows Mr. Garland to develop and execute the Company’s corporate strategy and focus on day-to-day operations and company performance while leveraging Mr. Batkin’s experience and independence. Our board of directors periodically reviews the leadership structure and may make changes in the future.
MAJORITY VOTING POLICY
Our board of directors has adopted a majority voting policy for uncontested director elections. Under such policy, in order for a person to become a nominee for election to the board of directors, such person must submit an irrevocable resignation, contingent on both (i) that person not receiving a “for” vote that exceeds the “against” and/or “withheld” vote in an election that is not a contested election and (ii) acceptance of that resignation by the board of directors in accordance with the policies and procedures of the board of directors adopted for such purpose. In the event a director nominee fails to receive a “for” vote that exceeds the “against” and/or “withheld” vote in an election that is not a contested election, the nominating, governance and compensation committee shall make a recommendation to the board of directors as to whether to accept or reject the resignation of such director. The board of directors shall act on the resignation, taking into account the recommendation of the nominating, governance and compensation committee, and publicly disclose its decision, including, if the resignation is rejected, the rationale for that decision. The nominating, governance and compensation committee in making its recommendation, and the board of directors in making its decision, may each consider all factors and information that they consider relevant and appropriate. The policy provides that the nominating, governance and compensation committee and the board of directors will consider these matters without the participation of the nominee in question. If the board of directors accepts a director’s resignation pursuant to this standard, then the board of directors may fill the resulting vacancy pursuant to the amended and restated bylaws of the Company.
At the Annual Meeting, the director nominees will be voted on individually and the voting results for each nominee will be publicly disclosed by us in a news release and on a Current Report on Form 8-K filed with the SEC, and with the Canadian securities administrators on their SEDAR website (www.sedar.com).

CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of the Board of Directors
As required under the listing standards of the NASDAQ, a majority of the members of a NASDAQ-listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors, or delegated committee. Consultations are made with counsel to ensure that such determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
The nominating, governance and compensation committee has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, under the NASDAQ Stock Market Rules, we have determined that all of our directors are independent directors, except Mr. Garland because he is an employee. The NASDAQ independence definitions include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with the Company.
We currently qualify as an SEC foreign issuer under Canadian securities laws and are exempt from, among other things, requirements under those laws to (i) have an audit committee of at least three people consisting solely of independent directors, and (ii) disclose annually the extent to which we comply with certain recommendations of the Canadian Securities Administrators regarding, among other corporate governance matters, the composition of our board of directors and of committees of our board of directors, the director nomination process, director term limits, and information regarding the representation of women in director and executive officer positions.
A director is considered to be independent for the purposes of Canadian securities laws if the director has no direct or indirect material relationship to the Company. A “material relationship” is a relationship that could, in the view of the board, be reasonably expected to interfere with the exercise of a director’s independent judgment. Certain individuals, such as current or former (within three years) employees and executive officers of the Company or a parent or subsidiary of the Company, or persons having certain other specified relationships or having engaged in certain transactions with us, are deemed by Canadian securities laws to have a material relationship with the Company. Under Canadian securities laws our non-independent directors are Messrs. Garland, Hoffman and The Lord Browne. Mr. Garland is deemed to be non-independent because he is our Chief Executive Officer. Mr. Hoffman and The Lord Browne are also deemed non-independent because of their current or prior affiliations with Riverstone (which is the manager of funds that own interests in Pattern Development 1.0 (which was a majority shareholder of the Company until May 2014)).
Information Regarding the Board of Directors and its Committees
The board of directors met 8 times during 2016. As required under NASDAQ listing standards, our directors meet in various regularly scheduled executive sessions. Such executive sessions include sessions at which only the directors (including directors who are members of management) are present, a second session where only non-management directors are present, and then a session where only the directors who are independent under the requirements of both the NASDAQ Stock Market Rules and Canadian securities laws are present. The board has an audit committee, a conflicts committee, and a nominating, governance and compensation committee. The following table provides membership and meeting information for each of the board committees during 2016:

Name	Audit	Conflicts	Nominating, Governance and Compensation
Alan Batkin	Member	Member	Member
Patricia Bellinger	—	Member	Chair
The Lord Browne of Madingley	—	—	—
Michael Garland	—	—	—
Douglas Hall	Member	Chair	—
Michael Hoffman	—	—	—
Patricia Newson	Chair	Member	—
Total meetings held in fiscal year 2016	7	21	5

Each board member attended at least 75% of the aggregate of the total number of meetings of the board and meetings held by all committees on which such board member served during fiscal 2016. Our corporate governance guidelines provide that directors are also expected to attend the Company’s annual meeting of stockholders. All directors, except for The Lord Browne, attended the 2016 annual meeting of stockholders.
Below is a description of each committee of the board of directors. The nominating, governance and compensation committee has determined that each member of the audit, conflicts, and nominating, governance and compensation committees meets the applicable rules and regulations regarding “independence” under both the NASDAQ and Canadian requirements and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our audit committee’s role and responsibilities are set forth in the committee’s written charter and the Company’s corporate governance policy and include:

•	approving and retaining the independent auditors to conduct the annual audit of our financial statements;

•	reviewing and pre-approving the audit and allowable non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the audit committee report in our annual proxy statement;

•	establishing procedures for complaints received by us regarding accounting matters;

•	overseeing internal audit function; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including adequacy of its written charter.

Our audit committee charter can be found on the corporate governance section of our investor relations website at investors.patternenergy.com. Each of Ms. Newson and Messrs. Batkin and Hall served on the audit committee of the board of directors during 2016.
The nominating, governance and compensation committee annually reviews both Securities Exchange Act Rule 10A-3 and the NASDAQ listing standards definition of independence for audit committee members and has determined that all members of our audit committee are independent (as independence is currently defined in such standards). The board of directors concurred with the determination by the audit committee that Ms. Newson and Mr. Batkin are audit committee financial experts as defined by Item 407(d) of Regulation S-K. The board made a qualitative assessment of Ms. Newson’s level of knowledge and experience based on a number of factors, including her experience as a Chartered Accountant with Ernst & Young, as Chief Financial Officer of AltaGas Income Trust, and as a member of the audit committee of multiple public companies. The board made a qualitative assessment of Mr. Batkin’s level of knowledge and experience based on a number of factors, including his experience as a Certified Public Accountant with Coopers & Lybrand, and as a member of the audit committee of various public companies.
Nominating, Governance and Compensation Committee
Our nominating, governance and compensation committee’s role and responsibilities are set forth in the committee’s written charter and the Company’s corporate governance policy and include:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the board of directors;

•	overseeing the annual evaluation of our board of directors and management;

•	recommending members for each board committee to our board of directors;

•	reviewing and monitoring our corporate governance guidelines and code of business conduct and ethics;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	reviewing and monitoring actual and potential conflicts of interest of members of our board of directors and officers;

•	approving the independence of members of committees required to have independent members;

•	overseeing the development and implementation of our compensation philosophy and our benefits policies generally;

•	making recommendations to the board regarding adoption of equity-based compensation plans and other incentive compensation plans that are subject to board and/or stockholder approval;

•	overseeing administration of our equity compensation and other incentive compensation plans;

•
reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other senior executive officers, as well as evaluating their performance in light of the compensation program objectives;

•	making recommendations to the board regarding the compensation, benefits and other employment arrangements for our chief executive officer and our other senior executive officers;

•	overseeing compensation-related risk, stock ownership guidelines, and succession planning for our executive officers;

•	reviewing and recommending compensation goals and bonus and equity compensation criteria for our employees;

•	reviewing and recommending compensation programs for non-employee directors;

•	engaging and approving payment of compensation consultants to assist the committee in discharging its responsibilities; and

•	reviewing and evaluating, at least annually, its own performance and that of its members, including adequacy of its written charter.

A more detailed description of the committee’s functions can be found in our nominating, governance and compensation committee charter. The charter is published in the corporate governance section of our investor relations website at investors.patternenergy.com. Each of Ms. Bellinger and Mr. Batkin served on the nominating, governance and compensation committee of the board of directors during 2016. All members of the committee are independent (as independence is currently defined in the NASDAQ listing standards and the Canadian requirements).
Generally during the first quarter of each year, the committee reviews and makes recommendations to the board of directors regarding compensation for our senior executive officers, including our named executive officers, and for the pool of employees other than our senior executive officers. Mr. Garland, our principal executive officer, does not participate in the determination of his own compensation, but he makes recommendations to the committee regarding the amount and form of compensation of the other senior executive officers.
Our nominating, governance and compensation committee also reviews and discusses annually with management our “Compensation Discussion and Analysis.”
The nominating, governance and compensation committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the board or the nominating, governance and compensation committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the nominating, governance and compensation committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation. In evaluating candidates for the board, the nominating, governance and compensation committee may consider all factors it deems relevant, including the competencies and skills that the board considers to be necessary for the board as a whole to possess, the competencies and skills that the board considers each existing director to possess, and the competencies and skills each new nominee will bring to the boardroom. The nominating, governance and compensation committee shall also consider the amount of time and resources that nominees have available to fulfill their duties as a board member. In addition, the corporate governance guidelines indicate additional factors to consider include diversity, age, issues of judgment, and length of term served.
Conflicts Committee
Our conflicts committee reviews specific matters that the board of directors believes may involve conflicts of interest arising from material transactions with either Pattern Development 1.0 or Pattern Energy Group 2 LP ("Pattern Development 2.0", and together with Pattern Development 1.0, the "Pattern Development Companies") or their respective affiliates, and certain other matters the board determines to submit to the conflicts committee for review. We are required to seek the recommendation of the conflicts committee for any transaction involving the sale of a project from either of the Pattern Development Companies to us or for any amendments to the Multilateral Management Services Agreement among the Company and each of the Pattern Development Companies, and such recommendation is considered by the board of directors as they evaluate approval of the matter. The conflicts committee will determine if the resolution of the conflicts of interest in the relevant matter is fair and reasonable to us. The nominating, governance and compensation committee must unanimously determine that nominees for this committee meet the applicable independence requirements under both the NASDAQ and Canadian requirements. In addition, the board of directors must affirm the nominating, governance and compensation committee’s independence determinations before it places nominees on the committee. The members of the conflicts committee may not be officers or employees of either of the Pattern Development Companies or their respective affiliates, including Riverstone (which is the manager of funds which own interests in the Pattern Development Companies). Each of Messrs. Hall and Batkin and Ms. Bellinger and Newson served on the conflicts committee of the board of directors during 2016.
NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of Ms. Bellinger and Mr. Batkin served on the nominating, governance and compensation committee of the board of directors during 2016. None of the members of the nominating, governance and compensation committee was at any time during the 2016 fiscal year (or at any other time) an officer or employee of the Company. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or nominating, governance and compensation committee.
RISK OVERSIGHT MANAGEMENT
Our board is responsible for ensuring that processes are in place to identify the principal risks of the Company’s businesses and ensuring that appropriate systems to measure and manage these risks are properly implemented. Our board provides risk oversight for our entire company by receiving risk assessments, and discussing these assessments with management. The board’s overall risk oversight is supplemented by the various committees. The audit committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our nominating, governance and compensation committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Our conflicts committee oversees risks related to related party transactions with either of the Pattern Development Companies and discusses with management risks related to acquisitions from and the multilateral management services agreement with each of the Pattern Development Companies.
In 2016, an internal risk committee comprising a cross section of executives with focus in various subject matters was formed. The risk committee meets quarterly to assess internal and external risks to the business, together with any mitigation plan, and provides reports to the audit committee and board.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders and interested parties may communicate with our board of directors by sending correspondence to the board of directors, a specific committee of our board of directors or a director c/o our Corporate Secretary, at Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, California 94111.
Our Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable director or directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chair.

CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted the Pattern Energy Group Inc. Code of Business Conduct and Ethics that applies to all directors, officers and employees. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver in its public filings, as required by law or securities market regulations. In November 2016, the board adopted certain amendments to the Code of Business Conduct and Ethics which added the vice president of investor relations, government relations and corporate communications as an additional person, besides the chief executive officer, with authority to make determinations for the Company to engage in lobbying activities or become a member of trade associations (which associations may coincidentally engage in their own political contribution and lobbying activities).
In addition, later in November 2016 the Code of Business Conduct and Ethics was further revised. Section 5 of the Code of Business Conduct and Ethics relating to Conflicts of Interest, prior to revision, provided an exception to such provision for having an interest in Pattern Development 1.0 that is disclosed and subject to applicable governance arrangements. Disclosure of such interests in Pattern Development 1.0 is contained in the Company's registration statement filed in connection with its initial public offering (Registration No. 333-190538). As result of the restructuring of Pattern Development 1.0 which created Pattern Development 2.0, Pattern Development 2.0 had a similar equity ownership structure as Pattern Development 1.0 and certain persons (including the following executive officers, Michael M. Garland, Hunter H. Armistead, and Daniel

M. Elkort) hold similar types of interests in Pattern Development 2.0 as in Pattern Development 1.0. Section 5 of the Code of Business Conduct and Ethics was amended to provide a similar exception as the Pattern Development 1.0 exception for having an interest in Pattern Development 2.0. See "Certain Relationships and Related Party Transactions." A copy of the current Code of Business Conduct and Ethics is available on the corporate governance section of our investor relations website at investors.patternenergy.com.
CORPORATE GOVERNANCE GUIDELINES
The board has developed corporate governance guidelines to help it fulfill its responsibilities to stockholders. A copy is available on the corporate governance section of our investor relations website at investors.patternenergy.com. The purpose of the corporate governance guidelines is to assist the board in the exercise of its responsibilities and to provide a concise description of the corporate governance obligations, principles and practices of the board. In March 2016, the corporate governance guidelines relating to term limits and retirement age for directors were amended. The amendments provide that a director should not be renominated after 10 years of service or nominated or renominated if he or she is 75 years old or older. However, the board reserves discretion to nominate or renominate such a director on a case by case basis where it determines that it is in the best interest of the Company to do so, as the board recognizes that from time to time there may be circumstances where exceptions need to be made to retain needed continuity and expertise, or for other business reasons.
STOCK OWNERSHIP POLICY FOR DIRECTORS
The corporate governance guidelines also provide that the board believes that directors should hold meaningful equity ownership positions in the Company. Until the Company's independent directors under both the NASDAQ and Canadian requirements have accumulated shares of our Common Stock with a market value equal to three times such director’s annual retainer (which shall include each board member’s base annual retainer amount and the board chairman’s incremental retainer, but not the committee chairs’ incremental retainers or the per meeting fees), a minimum of 65% of such annual retainer will be payable in the form of shares of our Common Stock or restricted stock units in lieu of cash. As of December 31, 2016, each of the Company's independent directors under both the NASDAQ and Canadian requirements have met the stock ownership policy standards, but each of such independent directors have elected to continue to receive at least 65% of the annual retainer paid in the form of shares or restricted stock units.
NON-EMPLOYEE DIRECTOR COMPENSATION
Our director compensation policy, which was not changed for 2016, provides that only our independent directors receive fees for serving as directors. They receive an annual retainer of (i) $125,000 and (ii) $15,000 annually for each committee chair held (except that the chair of our audit committee receives $20,000). Our chairman of the board also receives an additional annual retainer of $70,000. A minimum of 65% of the annual retainer (as described above) paid to each of our independent directors will be paid in our shares of Common Stock or restricted stock units until such independent director accumulates $375,000 (and, in the case of Mr. Batkin, $585,000) in shares of Common Stock or restricted stock units. In addition, such independent directors receive $1,500 for each committee meeting attended (or $1,000 if such committee meeting is telephonic). Amounts paid to our independent directors in cash and stock awards for 2016, as set forth in the table below, were based on this policy and elections made by the independent directors as noted below.
Effective January 1, 2017, the additional annual retainer received by our chairman of the board was increased from $70,000 to $100,000.
2016 Director Compensation. The following table sets forth information about the compensation of each person who served as a director during the 2016 fiscal year, other than our Chief Executive Officer, Mr. Garland, who did not receive separate compensation for his services as a director. Non-employee directors may defer all of the restricted stock unit awards they receive in connection with their service (together with dividend equivalents on such awards) until such time as their service as a director has terminated. As a result of the additional workload placed upon the members of the conflicts committee in light of efforts on reintegration, after evaluating the time, effort, and work required, the nominating, governance and compensation committee approved cash fees in 2016 of $17,500 to the chairman of the conflicts committee and $15,000 to the other members of the conflicts committee, and such fees were in lieu of meeting fees for certain of the conflicts committee meetings related to reintegration matters.

Name	Fees Paid in Cash ($)	Stock Awards ($)(6)	Total ($)
Alan Batkin (1)	47,000	189,225	236,225
Patricia Bellinger (2)	80,396	90,980	171,376
The Lord Browne of Madingley(3)	—	—	—
Douglas Hall (4)	59,000	121,314	180,314
Michael Hoffman(3)	—	—	—
Patricia Newson (5)	61,500	121,314	182,814

(1)    In 2016, Mr. Batkin had elected to receive 100% of his annual retainer in the form of deferred restricted stock units. In addition, in 2016, Mr. Batkin accrued 1,324 deferred restricted stock units ($28,750) in dividend equivalents.
(2)    In 2016, Ms. Bellinger had elected to receive 75% of her annual retainer in the form of deferred restricted stock units. In addition, in 2016, Ms. Bellinger accrued 637 deferred restricted stock units ($13,823) in dividend equivalents.
(3)    Although they are non-employee directors, The Lord Browne and Mr. Hoffman did not receive compensation in 2016 for their services as directors because of their status as non-independent under Canadian Securities Administrators recommendations as described in the above section discussing the independence of the board of directors.
(4)    In 2016, Mr. Hall had elected to receive 100% of his annual retainer in the form of deferred restricted stock units. In addition, in 2016, Mr. Hall accrued 849 deferred restricted stock units ($18,430) in dividend equivalents.
(5)    In 2016, Ms. Newson had elected to receive 100% of her annual retainer in the form of deferred restricted stock units. In addition, in 2016, Ms. Newson accrued 849 deferred restricted stock units ($18,430) in dividend equivalents.
(6)    This column represents the grant date fair value for stock awards granted to the director in 2016, computed in accordance with Accounting Standards Codification 718, Compensation - Stock Compensation ("FASB ASC Topic No. 718"). For additional information, see Note 15 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 1, 2017, for a discussion of our assumptions in determining the grant date fair values of equity awards. As of December 31, 2016, no non-employee director had any outstanding option awards or unvested stock awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 31, 2017 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
This table lists applicable percentage ownership based on 87,616,747 shares of Common Stock outstanding as of March 31, 2017. Shares issuable upon exercise of options to purchase shares of our Common Stock that are exercisable within 60 days of March 31, 2017 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Total Outstanding Common Stock
5% Stockholders
Pattern Renewables LP and Pattern Development Finance Company LLC(1) Pier 1, Bay 3 San Francisco, CA 94111	16,962,546	19.4%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	5,511,072	6.3%
Blackrock, Inc. (3) 55 East 52nd Street New York, NY 10055	4,896,582	5.6%
Signature Global Asset Management (4) A Business Unit of CI Investments Inc. 2 Queen Street East, Twentieth Floor Toronto, Ontario, M5C 3G7	4,385,192	5.0%

Directors and Named Executive Officers
Alan R. Batkin (5) (16)	27,609	*
Patricia S. Bellinger (6) (16)	15,397	*
The Lord Browne of Madingley	10,000	*
Douglas G. Hall (7) (16)	12,935	*
Michael B. Hoffman (8)	—	*
Patricia M. Newson (9) (16)	9,878	*
Michael M. Garland (10)	537,951	*
Michael J. Lyon (11)	179,497	*
Hunter H. Armistead (12)	240,345	*
Daniel M. Elkort (13)	123,556	*
Esben W. Pedersen (14)	183,728	*
All current directors and executive officers as a group (15 persons) (15)	1,363,457	1.6%

* Less than one percent

(1)
Such entities are affiliated with Pattern Development 1.0. Pattern Renewables LP is the holder of 2 shares of Common Stock and Pattern Development Finance Company LLC is the holder of 16,962,544 shares of Common Stock. R/C Renewable Energy GP II, LLC is the managing member of Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., which is the general partner of R/C Wind II LP, which is the managing member of Pattern Energy Group Holdings GP LLC, which is the managing member of Pattern Energy GP, LLC, which is the general partner of Pattern Development 1.0, which is the sole member of Pattern Renewables GP LLC, which is the general partner of Pattern Renewables LP. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the shares held by Pattern Renewables LP. Pattern Development 1.0 is the sole member of Pattern Development Finance Company LLC. As a result, R/C Renewable Energy GP II, LLC, Riverstone/Carlyle Renewable Energy Grant GP, L.L.C., R/C Wind II LP, Pattern Energy Group Holdings GP LLC, Pattern Energy GP, LLC, and Pattern Development 1.0 may be deemed to share beneficial ownership of the shares held by Pattern Development Finance Company LLC. R/C Renewable Energy GP II, LLC is managed by a five-person investment committee. Pierre F. Lapeyre, Jr., David M. Leuschen, Michael B. Hoffman, Daniel A. D’Aniello and Edward J. Mathias, as the members of the investment committee of R/C Renewable Energy GP II, LLC, may be deemed to share beneficial ownership of the shares beneficially owned by Pattern Renewables LP. Such individuals expressly disclaim any such beneficial ownership.

(2)	Based on the number of shares disclosed in the Schedule 13G filed on February 10, 2017.

(3)	Based on the number of shares disclosed in the Schedule 13G filed on January 30, 2017.

(4)	Based on the number of shares disclosed in the Schedule 13G filed on February 10, 2017.

(5)
Includes 10,000 shares of Common Stock held by a trust of which Mr. Batkin is the trustee and beneficiary and 10,000 shares held by a family limited partnership of which Mr. Batkin is a partner. On January 3, 2017, the Company granted 10,269 deferred restricted stock units to Mr. Batkin.

(6)
Includes 11,000 shares of Common Stock held by Ms. Bellinger's spouse and 100 shares of Common Stock held by Ms. Bellinger’s child. On January 3, 2017, the Company granted 4,279 deferred restricted stock units to Ms. Bellinger.

(7)	Includes 4,000 shares of Common Stock held in a family trust. On January 3, 2017, the Company granted 6,583 deferred restricted stock units to Mr. Hall.

(8)
Mr. Hoffman is a member of the investment committee of R/C Renewable Energy GP II, LLC, and such entity may be deemed to share beneficial ownership of the shares beneficially owned by Pattern Renewables LP. The members of such investment committee, including Mr. Hoffman, have expressly disclaimed any such beneficial ownership. See footnote (1).

(9) On January 3, 2017, the Company granted 6,583 deferred restricted stock units to Ms. Newson.
(10) Includes 100,000 shares of Common Stock held by a trust of which Mr. Garland is the trustee and beneficiary. In addition, includes 175,012 shares of Common Stock that Mr. Garland has the right to acquire by exercise of stock options and 184,538 restricted stock awards that are subject to risk of forfeiture.

(11)	Includes 36,461 shares of Common Stock that Mr. Lyon has the right to acquire by exercise of stock options and 57,974 restricted stock awards that are subject to risk of forfeiture.

(12)
Includes 45,454 shares held by a trust of which Mr. Armistead is the trustee and beneficiary. In addition, includes 60,768 shares of Common Stock that Mr. Armistead has the right to acquire by exercise of stock options and 94,641 restricted stock awards that are subject to risk of forfeiture.

(13)	Includes 44,283 shares of Common Stock that Mr. Elkort has the right to acquire by exercise of stock options and 71,046 restricted stock awards that are subject to risk of forfeiture.

(14)	Includes 36,461 shares of Common Stock that Mr. Pedersen has the right to acquire by exercise of stock options and 63,664 restricted stock awards that are subject to risk of forfeiture.
(15) Includes 382,154 shares of Common Stock that the Company's officers have the right to acquire by exercise of stock options and 171,254 restricted stock awards that are subject to risk of forfeiture. The number of persons includes both the named executive officers and certain other executive officers listed under "Executive Officers and Executive Compensation - Executive Officers" and their respective beneficial ownership.
(16) Excludes deferred restricted stock units of 29,323 (Mr. Batkin), 13,441 (Ms. Bellinger), 18,798 (Mr. Hall) and 18,798 (Ms. Newson) granted through March 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and certain written representations provided to us, we believe that during the year ended December 31, 2016, and the period from January 1 to March 31, 2017, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that a Form 4 was filed on July 12, 2016 for Mr. Esben Pedersen reflecting the disposal of shares on July 1, 2016 pursuant to a previously established Rule 10b5-1 plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following sets forth a discussion of matters in which we are a participant and the amount involved exceeds $120,000, and in which current directors, executive officers, holders of more than 5% of our capital stock or any member of the immediate family of the foregoing had or will have a material interest. See also "Board of Directors and Corporate Governance - Non-employee Director Compensation" and "Executive Compensation - Employment and Severance Agreements."
Policies and Procedures for Related Party Transactions
As provided by our conflicts committee charter, our conflicts committee is responsible for reviewing and recommending to the board whether to approve in advance any material related party transactions between the Company and either of the Pattern Development Companies or their respective affiliates. The members of our conflicts committee determine whether to recommend a related party transaction in the exercise of their fiduciary duties as directors. Related party transactions not involving the Pattern Development Companies are reviewed by the nominating, governance and compensation committee under its charter.
Our Relationship with the Pattern Development Companies
In December 2016, certain investment funds managed by Riverstone Holdings LLC, which own interests in Pattern Development 1.0, engaged in a transaction in which (a) certain assets of Pattern Development 1.0 consisting principally of early and mid-stage U.S. development assets (including the Grady project which is an identified ROFO project) were transferred to a newly formed entity, Pattern Development 2.0, and (b) Pattern Development 1.0 retained the remainder of its assets consisting principally of the other identified ROFO projects, non-U.S. development assets, and its ownership interest in our Common Stock. The purpose of the transaction was to facilitate additional long-term capital raises by Pattern Development 2.0 to support the growth in the development pipeline. We also entered into other agreements with Pattern Development 2.0 which are substantially the same as existing agreements we have previously entered into with Pattern Development 1.0, including a purchase rights agreement discussed further below. Pattern Development 2.0 is structured to allow us to potentially invest in Pattern Development 2.0 in the future.
As of March 31, 2017, Pattern Development 1.0 owned approximately 19.4% of our outstanding Common Stock. Our continuing relationship with the Pattern Development Companies provides us with access to a pipeline of acquisition opportunities.
Our Purchase Rights
To promote our growth strategy we have entered into a purchase rights agreement with each of the Pattern Development Companies and their respective equity owners that provides us two distinct avenues to grow our business through acquisition opportunities from such companies:

•
a right of first offer with respect to any power project that such Pattern Development Company decides to sell, which we refer to together as our “Project Purchase Rights,” and separately as our "Pattern Development 1.0 Project Purchase Right" and "Pattern Development 2.0 Project Purchase Right;" and

•
a right of first offer with respect to such Pattern Development Company itself, or substantially all of its respective assets, if the equity owners of such Pattern Development Company decide to sell any material portion of the equity interests in such Pattern Development Company or substantially all of its respective assets, which we refer to together as our “Pattern Development Purchase Rights,” and separately as our "Pattern Development 1.0 Purchase Right" and "Pattern Development 2.0 Purchase Right."

We refer to this collection of rights as “our Purchase Rights.” Our Pattern Development 1.0 Project Purchase Right and Pattern Development 1.0 Purchase Right will terminate together upon the fifth anniversary of the completion of our initial public offering, or October 2, 2018. Our Pattern Development 2.0 Project Purchase Right and our Pattern Development 2.0 Purchase Right will terminate upon the fifth anniversary of the date of entry into the agreement creating such rights, or December 8, 2021. In each instance with respect to Pattern Development 1.0 and Pattern Development 2.0, however, such rights are subject to automatic five-year renewals unless either party dissents at the time of renewal. In addition, our respective Project Purchase Rights with respect to Pattern Development 1.0 and Pattern Development 2.0, and our Pattern Development 1.0 Purchase Rights and Pattern Development 2.0 Purchase Rights terminate upon the third occasion on which we decline to exercise our respective Project Purchase Right with respect to an operational or construction-ready project and following which Pattern Development 1.0 or Pattern Development 2.0, as the case may be, has sold the project to an unrelated third party. Following termination of our respective Project Purchase Rights, and our Pattern Development 1.0 Purchase Rights and Pattern Development 2.0 Purchase Rights, Pattern Development 1.0 or Pattern Development 2.0, as the case may be, will be under no obligation to offer any of its projects to us.

Upon the termination of our respective Purchase Rights with Pattern Development 1.0 and/or Pattern Development 2.0, the Non-Competition Agreement with respect to Pattern Development 1.0 or Pattern Development 2.0, as the case may be (discussed below), will also terminate, and at such time, such respective Pattern Development Company will no longer be restricted from competing with us for acquisitions.
Any purchase of assets from either of the Pattern Development Companies, or of either Pattern Development Company itself, pursuant to our Purchase Rights will be subject to customary conditions precedent as well as the approval by the board of directors based on the recommendation to approve by the conflicts committee of our board of directors.
Our Project Purchase Rights
Pursuant to, and during the term of, our Project Purchase Rights, each of Pattern Development 1.0 and Pattern Development 2.0 has agreed to offer us a right of first offer with respect to any power project that it decides to sell. Our Project Purchase Rights extend to the sale of all of the projects of each of the Pattern Development Companies, including development projects. Operational or construction-ready projects that the Pattern Development Companies choose to sell will generally include projects that have secured a power sale agreement, real estate rights, required permits, interconnection rights and equipment supply and construction agreements. Under the terms of our Project Purchase Rights, once we are notified by one of the Pattern Development Companies that it is seeking a purchaser for one of its projects, we shall either (a) deliver a written offer, or the “First Rights Project Offer,” to such Pattern Development Company to purchase its entire interest in the project setting forth our offer price, or our “Project Offer Price” and other material terms and conditions on which we propose to purchase such project, or the “Project Sale Terms,” or (b) deliver a written notice to such Pattern Development Company that we will not make an offer to purchase such Pattern Development Company’s entire interest in the project. If such Pattern Development Company elects not to accept our First Rights Project Offer, it may sell the project to a third party, provided that it sells the project within nine months of such rejection at a price not less than 105% of our Project Offer Price set forth in the First Rights Project Offer and on terms not materially less favorable than the Project Sale Terms.
The following sets forth summaries of the terms of the purchase and sale agreements for projects that have been entered into with Pattern Development 1.0 since January 1, 2016. We did not enter into any purchase and sale agreements for projects with Pattern Development 2.0 in 2016.
Armow Purchase and Sale Agreement
On October 17, 2016, an indirect wholly owned subsidiary of the Company, Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company ("PCFC"), consummated a Purchase and Sale Agreement (the "Armow PSA") with Pattern Development 1.0 (the "Armow Seller"). Upon the terms and subject to the conditions set forth in the Armow PSA, PCFC purchased at the closing (the "Armow Closing") from affiliates of the Armow Seller a 50% limited partnership interest in SP Armow Wind Ontario LP (the "Armow Project Company"), as well as 100% of the issued and outstanding shares in the capital of Pattern Armow GP Holdings Inc. for consideration of approximately $133 million, plus accrued estimated proportionate debt of approximately $197 million U.S. dollar equivalent. The Armow Project Company operates the approximately 179 MW wind farm located in the Municipality of Kincardine in Bruce County, Ontario which achieved commercial operations in December 2015. Following the Armow Closing, PCFC (a) directly owns a 50% limited partnership interest in the Armow Project Company and (b) directly owns 50% of the issued and outstanding shares of SP Armow Wind Ontario GP Inc., thereby holding a 0.02% general partnership interest in the Armow Project Company.
Broadview Purchase and Sale Agreement
On June 30, 2016, the Company entered into a Purchase and Sale Agreement (the "Broadview PSA") with Pattern Renewables LP, a Delaware limited partnership and controlled affiliate of Pattern Development 1.0 ("Broadview Seller"), and Pattern Development 1.0. The Broadview PSA provides for, among other things, the purchase (the "Broadview Acquisition") by the Company at commercial operations of the Wind Projects (as defined below), currently estimated to occur in April 2017, of 100% of the membership interests in Broadview Finco Pledgor LLC (the "Target"), which indirectly owns 100% of the membership interests in Broadview B Member LLC (the "Class B Member"), which indirectly owns 100% of the membership interests in Broadview Energy Holdings LLC which owns 100% of the membership interests in Broadview Energy Project Finco LLC, which owns 100% of the membership interests in each of the Broadview Energy KW, LLC and Broadview Energy JN, LLC (the "Wind Project Companies"), which Wind Project Companies own the Broadview Energy KW wind project and the Broadview Energy JN wind project (together, the "Broadview Wind Projects") respectively, and the Target indirectly owns 99% of the membership interests in Western Interconnect LLC (the "Transmission Project Company"), which owns the Western Interconnect Transmission Line (the "Transmission Project" and together with the Broadview Wind Projects, the "Broadview Projects").

The Broadview Wind Projects together form 324 MW of wind capacity along the New Mexico / Texas border, and the Transmission Project is a 35-mile transmission line which will run from the Broadview Wind Projects to the existing Public Service of New Mexico 345kV transmission system. Under the Broadview PSA, the purchase consideration includes, among other things, the payment by the Company to Broadview Seller of (1) a cash amount of approximately $269 million at the closing of the Broadview Acquisition and (2) in connection with the commercial operations of the Grady project, a further contingent post-closing payment currently estimated to be approximately $19 million. The Grady project is a wind project on the identified ROFO list being separately developed by Pattern Development 2.0 which is expected to begin full construction not earlier than 2017 and which intends to interconnect through the Transmission Project. The contingent post-closing payment is intended to reflect the fair value of the Company's interest in the incremental transmission wheeling revenue from the addition of the Grady project which the Transmission Project Company will receive from the Grady project subject to certain adjustments.
The obligations to consummate the transactions contemplated by the Broadview PSA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated by the Broadview PSA, (2) subject to certain exceptions, the accuracy of the representations of the other party set forth in the Broadview PSA, and (3) in the case of the Company, confirmation that the tax equity investors are ready, willing, and able to fund their contributions under the Equity Capital Contribution Agreement by and among the tax equity investors, the Class B Member and Broadview Energy Holdings LLC with respect to the Broadview Wind Projects (the "ECCA").
The Broadview PSA provides for certain limited rights, held by both parties, to terminate the Broadview PSA, including if the transactions contemplated by the Broadview PSA have not been consummated by September 30, 2017.
The Broadview PSA includes customary representations by Broadview Seller and the Company, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, no litigation or adverse claims, and tax matters with respect to the underlying Broadview Projects. The Broadview PSA provides for customary indemnification by Broadview Seller and by the Company, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.
The aggregate funding by the Company to acquire and complete the Broadview Projects (including the cash purchase consideration described above and funds that will enable the Class B Member to perform its funding obligations under the ECCA, but excluding the contingent post-closing Grady additional payment) is estimated to be approximately $269 million.
At the closing of the Broadview Acquisition, the Company will also enter into assignment and assumption agreements pursuant to which the Company will assume certain rights and obligation relating to agreements Broadview Seller entered into with the original project developers of the Broadview Wind Projects and the Transmission Project and from whom Broadview Seller had purchased such Broadview Projects.

Each of the purchases of Armow and the Broadview Projects were recommended by the conflicts committee, which is comprised solely of independent directors under both the NASDAQ and Canadian requirements, for approval by the board of directors, and approved by the board of directors.
Below is a summary of the identified ROFO projects that we expect to acquire from the Pattern Development Companies in connection with our Project Purchase Rights.

Identified ROFO Projects	Status	Location	Construction Start(1)	Commercial Operations(2)	Contract Type	Rated(3)	Pattern Development- Owned(4)
Pattern Development 1.0 Projects
Kanagi Solar	Operational	Japan	2014	2016	PPA	14	6
Futtsu Solar	Operational	Japan	2014	2016	PPA	42	19
Conejo Solar(5)	Operational	Chile	2015	2016	PPA	104	104
Meikle	Operational	British Columbia	2015	2017	PPA	180	180
Belle River	In construction	Ontario	2016	2017	PPA	100	43
Ohorayama	In construction	Japan	2016	2018	PPA	33	31
Mont Sainte-Marguerite	In construction	Québec	2017	2017	PPA	147	147
Henvey Inlet	Late stage development	Ontario	2017	2018	PPA	300	150
North Kent	Late stage development	Ontario	2017	2018	PPA	100	43
Tsugaru	Late stage development	Japan	2017	2019	PPA	126	63
Pattern Development 2.0 Projects
Grady	Late stage development	New Mexico	2018	2019	PPA	220	176
						1,366	962

(1)	Represents year of actual or anticipated commencement of construction.

(2)	Represents year of actual or anticipated commencement of commercial operations.

(3)
Rated capacity represents the maximum electricity generating capacity of a project in MW. As a result of wind and other conditions, a project or a turbine will not operate at its rated capacity at all times and the amount of electricity generated may be less than its rated capacity. The amount of electricity generated may vary based on a variety of factors.

(4)
Owned capacity represents the maximum, or rated, electricity generating capacity of the project in MW multiplied by either Pattern Development 1.0's or Pattern Development 2.0's percentage ownership interest in the distributable cash flow of the project.

(5)
From time to time, we conduct strategic reviews of our markets.  We have been conducting a strategic review of the market, growth, and opportunities in Chile.  In the event we believe we can utilize funds that have already been invested in Chile or funds that might otherwise be invested in Chile in a more productive manner elsewhere that could generate a higher return on investment, we may decide to exit Chile for other opportunities with greater potential.  In addition, Pattern Development 1.0 is also concurrently exploring strategic alternatives for its assets in Chile.

Our Pattern Development Purchase Rights

We have a right of first offer with respect to each of the Pattern Development Companies itself or substantially all of its respective assets, if the equity owners of such Pattern Development Company decide to sell a material portion of the equity interests in such Pattern Development Company or substantially all of its respective assets.

Under the terms of our Pattern Development Purchase Rights, the equity owners of the applicable Pattern Development Company will be required to notify us if they intend to sell such Pattern Development Company or substantially all of its respective assets, and we will be required to either (a) deliver a written offer, or the “First Rights Pattern Development Company Offer,” to purchase such Pattern Development Company or substantially all of its respective assets, setting forth our offer price, or our “Pattern Development Company Offer Price,” and the other material terms and conditions upon which we propose to purchase such Pattern

Development Company, or the “Pattern Development Company Sale Terms,” or (b) deliver a written notice to the equity owners of such Pattern Development Company that we will not make an offer to purchase such Pattern Development Company or substantially all of its respective assets. If the equity owners of such Pattern Development Company elect not to accept our First Rights Pattern Development Company Offer, they may sell such Pattern Development Company or substantially all of its respective assets to another third party, provided that the sale is consummated within nine months of the date of the First Rights Pattern Development Company Offer, at a price not less than 105% of the Pattern Development Company Offer Price and otherwise on terms not materially less favorable than the Pattern Development Company Sale Terms.

Amended and Restated Non-Competition Agreement
Previously, in October 2013, the Company entered into a Non-Competition Agreement with Pattern Development 1.0. On December 8, 2016, the Non-Competition Agreement was amended and restated and Pattern Development 2.0 was added as a party thereto. Pursuant to the Amended and Restated Non-Competition Agreement, each of Pattern Development 1.0 and Pattern Development 2.0 has agreed that, for so long as any of the Pattern Development 1.0 Purchase Rights or Pattern Development 2.0 Purchase Rights, respectively, are exercisable, Pattern Development 1.0 and Pattern Development 2.0, as applicable, will not compete with the Company for acquisitions of power generation or transmission projects from third parties. Each of Pattern Development 1.0 and Pattern Development 2.0, as applicable, will notify the Company of opportunities to acquire power generation or transmission projects that it wishes to pursue, and, should the Company be interested in acquiring all or a portion of such projects, the Company will have the right to direct Pattern Development 1.0 and Pattern Development 2.0, as applicable, to forgo such opportunities and to cause employees of Pattern Development 1.0 and Pattern Development 2.0, as applicable, to assist the Company in connection with pursuing such acquisition as a result of the Multilateral Management Services Agreement (as discussed below). The Company may also elect to collaborate with Pattern Development 1.0 and Pattern Development 2.0, as applicable, to jointly pursue acquisition opportunities from time to time. Riverstone is not subject to the Amended and Restated Non-Competition Agreement.
Multilateral Management Services Agreement (the amended and restated Bilateral Management Services Agreement)
Previously, in October 2013, the Company entered into a Bilateral Management Services Agreement with Pattern Development 1.0. On December 8, 2016, the Bilateral Management Services Agreement was amended and restated, Pattern Development 2.0 was added as a party thereto, and such agreement was re-named as the Multilateral Management Services Agreement. Pursuant to the Multilateral Management Services Agreement:

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Pattern Development 1.0 agrees to make its personnel available to each of the Company and Pattern Development 2.0 to provide certain services, including accounting and tax, construction and engineering, corporate legal, corporate support, finance and analysis, human resources, information technology support and project development; and

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The Company agrees to make its personnel available to each of Pattern Development 1.0 and Pattern Development 2.0 to provide certain services to the extent required, including personnel to act as "shared PEG executives" (as defined below).

The Company's project operations personnel and executive officers are solely compensated by the Company. These executives lead the Company's business functions and rely on support from Pattern Development 1.0 employees for certain professional, technical and administrative functions. Pattern Development 1.0 employs those employees whose primary responsibilities relate to project development, construction or legal, financial or other administrative functions. The Multilateral Management Services Agreement provides each of the Company, Pattern Development 1.0, and Pattern Development 2.0 to benefit, primarily on a cost-reimbursement basis, from the Company's respective management and other professional, technical and administrative personnel, all of whom ultimately report to and are managed by the Company's executive officers. In the event that Pattern Development 1.0 or Pattern Development 2.0, as applicable, is, or substantially all of its assets are, acquired by an unrelated third party, the Company will also have the unilateral right to terminate the Multilateral Management Services Agreement with respect to Pattern Development 1.0 or Pattern Development 2.0, as applicable.

Pursuant to the Multilateral Management Services Agreement, certain of the Company's executive officers, including the Company's CEO, also provide executive management services to Pattern Development 1.0 and Pattern Development 2.0 and devote their time to each of the Company, Pattern Development 1.0, and Pattern Development 2.0 as is prudent in carrying out their executive responsibilities and fiduciary duties. Employees who serve as executive officers of the Company and Pattern Development 1.0 and/or Pattern Development 2.0 are referred to as the “shared PEG executives.” The shared PEG executives have responsibilities for the Company and Pattern Development 1.0 and/or Pattern Development 2.0 and, as a result, these individuals do not devote all of their time to the Company's business. Under the terms of the Multilateral Management Services Agreement, Pattern Development 1.0 and/or Pattern Development 2.0, as applicable, are required to reimburse the Company for an allocation of the compensation paid to such shared PEG executives reflecting the percentage of time spent providing services to such entity/entities (as applicable).
The Multilateral Management Services Agreement entitles the Company to acquire from Pattern Development 1.0 or Pattern Development 2.0, as applicable, any assets reasonably necessary for the administration of the Company's business, such as computer hardware, software and data back-up infrastructure, and Pattern Development 1.0 and Pattern Development 2.0, as applicable, will be required to reimburse the Company for an allocation of the costs paid by the Company for its share of costs going forward to the extent these assets are subsequently used in the administration of Pattern Development 1.0’s or Pattern Development 2.0’s business, as applicable.
Employee Transfer of Pattern Development 1.0 Employees
The Multilateral Management Services Agreement continues to provide the Company the option to cause the employees of Pattern Development 1.0 to become the Company's employees. The Company refers to this event as the employee transfer. The Company has the option, exercisable by delivery of a written notice to Pattern Development 1.0 at any time prior to December 31, 2017, to require the employee transfer to occur. From and after the date of such notice, the Company, Pattern Development 1.0, and Pattern Development 2.0 will cooperate to cause such employee transfer to occur by the six month anniversary of such notice or as soon as reasonably practicable thereafter. The Company will not be required to make any payments to Pattern Development 1.0 or Pattern Development 2.0 upon the occurrence of the employee transfer, other than the payment of any statutory severance payments that may as a result be due and payable to employees in certain jurisdictions outside the United States. The occurrence of the employee transfer will not alter the Pattern Development 1.0 Purchase Rights or Pattern Development 2.0 Purchase Rights.
Following the employee transfer, the Company will continue to provide management and other services to Pattern Development 1.0 and Pattern Development 2.0 (including such capabilities that as a result of the employee transfer have become the Company's capabilities) to the extent requested in connection with Pattern Development 1.0’s and Pattern Development 2.0’s remaining development activities, and Pattern Development 1.0 and Pattern Development 2.0, as applicable, will continue to pay the Company for those services primarily on a cost reimbursement basis.
Service Mark License Agreement
The Company has entered into a Service Mark License Agreement with each of the Pattern Development Companies which provides each of the Pattern Development Companies with a license from the Company to use the Pattern Development logo and certain other service marks.
Assignment and Assumption of San Francisco Office Lease
Effective January 1, 2016, Pattern Development 1.0 assigned to the Company all of Pattern Development 1.0’s rights, title, and interest under that certain Office Lease, dated as of September 9, 2009, between AMB Pier One, LLC (the “Landlord”) and Pattern Development 1.0 (the “Existing Office Lease”) with respect to approximately 27,502 square feet of office space at Pier 1, Bay 3, San Francisco, California 94111 (the “Lease Assignment”). The Landlord consented to such Lease Assignment on January 25, 2016. As a result of the Lease Assignment, the Company assumed remaining rental commitments under the Existing Office Lease of approximately $1.6 million plus certain annual operating expense reimbursements and customary security deposits. Pursuant to the Management Services Agreement (as amended), the costs of the shared office space have been, and will continue to be, allocated on a cost reimbursement basis between the Company and Pattern Development 1.0 and Pattern Development 2.0.
Registration Rights Agreement
In connection with the issuance of our equity securities to Pattern Development 1.0 in connection with the contribution transactions at the time of our initial public offering, we entered into a registration rights agreement with Pattern Development 1.0 (“Registration Rights Agreement”) for the registration and sale of shares of Common Stock held by Pattern Development 1.0 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and/or the qualification for distribution of such shares of Common Stock under the securities laws of the provinces and territories of Canada.

Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Conflicts of Interest and Fiduciary Duties
While we believe our relationship with the Pattern Development Companies provides us with a significant advantage, it is also a potential source of conflicts of interest. None of our executive officers receive any compensation paid by either of the Pattern Development Companies, but some of our executive officers continue to have economic interests in the Pattern Development Companies.
Under the transaction which formed Pattern Development 2.0, the formation of Pattern Development 2.0 had a similar Class A equity ownership structure as Pattern Development 1.0 and certain officers (including the following named executive officers, Michael M. Garland, Hunter H. Armistead, and Daniel M. Elkort) hold similar types of Class A interests in Pattern Development 2.0 as in Pattern Development 1.0. The Class B equity ownership structure in Pattern Development 2.0 differs from the Class B equity ownership structure in Pattern Development 1.0. Certain of our executive officers hold Class B equity interests in the Pattern Development Companies as reflected in the tables below. In 2016, Section 5 of our Code of Business Conduct and Ethics was amended to provide a similar exception as the Pattern Development 1.0 exception for having an interest in Pattern Development 2.0.

In addition, Messrs. Garland and Armistead serve as directors of, and therefore have certain fiduciary duties to, each of the holding companies of the Pattern Development Companies. Messrs. Garland, Armistead, Elkort, Deters and Devlin also serve as officers of each of the Pattern Development Companies. As a result of these relationships, conflicts of interest may arise in the future between us (and our shareholders other than Pattern Development 1.0) and each of the Pattern Development Companies (and its owners and affiliates).
The officers and directors of each of the Pattern Development Companies have a fiduciary duty to manage the respective businesses in a manner beneficial to the respective owners and, in connection with fulfilling this duty, the ownership and management of each of the Pattern Development Companies may compete with us for the time and focus of the shared executives or for employment of other talented individuals, or may develop business plans in a manner that is incompatible with our objectives, any of which might result in our failure to realize the full benefits of the relationships that we currently contemplate and jeopardize our ability to execute our growth plan.
Any material transaction between us and either of the Pattern Development Companies will be subject to our corporate governance guidelines and the prior approval of the conflicts committee, which is comprised solely of all of the independent members of our board of directors under both the NASDAQ and Canadian requirements. Because certain of our directors and executive officers will continue to have economic interests in the Pattern Development Companies, these individuals will have an interest in any transaction between our company and the relevant Pattern Development Company in proportion to their respective economic interests in such Pattern Development Company. As a result, these individuals may be conflicted when advising the conflicts committee or otherwise participating in the negotiation or approval of such transactions on our behalf. The conflicts committee has the ability to consult with those of our executive officers and operating personnel who do not have economic interests in the Pattern Development Companies, including Mr. Lyon, our Chief Financial Officer, and Mr. Pedersen, our Chief Investment Officer, as well as other external advisors that the conflicts committee deems appropriate, in connection with reviewing a transaction with the Pattern Development Company. In addition, in some cases, transactions between our company and a Pattern Development Company will be related party transactions for the purposes of MI 61-101. MI 61-101 provides, among other things, that in certain circumstances a transaction between an issuer and a related party of the issuer is subject to formal valuation and minority shareholder approval requirements.
Among our executive officers, Mr. Garland, our Chief Executive Officer (and one of our directors), Mr. Armistead, our Executive Vice President, Business Development, and Mr. Elkort, our Executive Vice President and General Counsel, continue to hold direct and indirect limited partnership interests in each of Pattern Energy Group Holdings LP ("PEG Holdings 1") (in its capacity as the sole managing member of the general partner of Pattern Development 1.0) and Pattern Energy Group Holdings 2 LP ("PEG Holdings 2") (in its capacity as the sole managing member of the general partner of Pattern Development 2.0). The continuing interests of such officers in PEG Holdings 1 and PEG Holdings 2 will entitle them to indirectly receive a proportionate share of the distributable profits of Pattern Development 1.0 and Pattern Development 2.0, respectively, which would include a proportionate share of profits from the sale of a project by such Pattern Development Company to our company, or the sale of our shares by Pattern Development 1.0. Each of PEG Holdings 1 and PEG Holdings 2 has both A interests and B interests. The A interests and B interests effectively entitle holders thereof, in aggregate, to at least 85% and up to 15% of the cumulative profits of the respective Pattern Development Company, respectively. The tables below sets forth the number and percentage of A interests and B interests held by our executive officers in each of the PEG Holdings 1 and PEG Holdings 2, respectively.

Interests in PEG Holdings 1	A Interests		Direct and Indirect B Interests (1)
Name and Title	Number Held	Percentage of Total	Number Held	Percentage of Total
Michael M. Garland President and Chief Executive Officer	1,869,762	0.25%	246,839	24.82%
Hunter H. Armistead Executive Vice President, Business Development	1,416,124	0.19%	216,957	21.82%
Daniel M. Elkort Executive Vice President and General Counsel	193,080	0.02%	89,400	8.99%

Interests in PEG Holdings 2	A Interests		Direct and Indirect B Interests (1)
Name and Title	Number Held	Percentage of Total	Number Held	Percentage of Total
Michael M. Garland President and Chief Executive Officer	470,845	0.22%	3	50.00%
Hunter H. Armistead Executive Vice President, Business Development	353,998	0.17%	2	33.33%
Daniel M. Elkort Executive Vice President and General Counsel	47,015	0.02%	1	16.67%

(1)
The B interests held by each of Messrs. Garland, Armistead, and Elkort were issued subject to certain restrictions pursuant to which all or a portion of the B interests held by an individual would be forfeited in the event the individual ceased performing services to Pattern Development 1.0 and Pattern Development 2.0 and its affiliates, as the case may be, respectively. These forfeiture restrictions were initially scheduled to lapse over time in four equal annual installments or earlier upon satisfaction of certain specified conditions. As of March 31, 2017, 0% and 100% of the B interests in PEG Holdings 1 and PEG Holdings 2, respectively, held by the executive officers in the tables above remained subject to these forfeiture restrictions.

Additional of our executive officers may obtain direct and/or indirect limited partnership interests in PEG Holdings 2, and the interests of the executive officers set forth in the table above for PEG Holdings 2 are likely to change.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers
The following table provides certain information regarding our executive officers who are not also directors. All of our officers serve at the discretion of our board of directors. The ages of our executive officers set forth below are as of December 31, 2016.

Name	Age	Position(s) Held
Michael J. Lyon	58	Chief Financial Officer
Hunter H. Armistead	48	Executive Vice President, Business Development
Daniel M. Elkort	59	Executive Vice President and General Counsel
Esben W. Pedersen	44	Chief Investment Officer
Christopher M. Shugart	45	Senior Vice President, Operations
Kevin E. Devlin	52	Senior Vice President, Strategic Operations
Richard A. Ostberg	51	Senior Vice President, Controller
Kevin J. Deters	44	Vice President, Engineering and Construction

Michael J. Lyon
Mr. Lyon has served as our Chief Financial Officer since October 2012. Prior to joining our company, Mr. Lyon served as Head of Structured Finance of Pattern Development 1.0 since May 2010. Prior to joining Pattern Development 1.0, Mr. Lyon independently managed a portfolio of investment assets from 2003 to 2010. He was a principal of Babcock & Brown from 1989 to 2003, where he advised clients on, and structured and placed debt and equity in, the independent power industry. He is a former Certified Public Accountant.
Hunter H. Armistead
Mr. Armistead has served as our Executive Vice President, Business Development since August 2013. Prior to joining our company, Mr. Armistead served as Executive Director of Pattern Development 1.0 since June 2009. Prior to joining Pattern Development 1.0, from 2000 to 2009, Mr. Armistead managed Babcock & Brown’s renewable energy group in North America, focusing on the origination, strategic evaluation and consummation of opportunities in the renewable energy sector.
Daniel M. Elkort
Mr. Elkort has served as our Executive Vice President and General Counsel since August 2013, and is our Chief Compliance Officer. Prior to joining our company, Mr. Elkort served as Director of Legal Services and Co-Head of Finance of Pattern Development 1.0 since June 2009. Prior to joining Pattern Development 1.0, from 1996 to 2009, Mr. Elkort was responsible for managing the various project financings of Babcock & Brown’s North American renewable energy projects and served as the senior legal officer in Babcock & Brown’s North American Infrastructure Group.
Esben W. Pedersen
Mr. Pedersen has served as our Chief Investment Officer since August 2013. Prior to joining our company, Mr. Pedersen served as Co-Head of Finance of Pattern Development 1.0 since June 2009. Prior to joining Pattern Development 1.0, Mr. Pedersen was employed by Babcock & Brown from 2007 to 2009, where he focused on the origination and execution of investments in the energy sector. He is a Chartered Financial Analyst.
Christopher M. Shugart
Mr. Shugart has served as our Senior Vice President, Operations since August 2013. Prior to joining our company, Mr. Shugart was employed by Pattern Development 1.0 beginning in 2009 where he was Director of Asset Operations and Maintenance. Prior to joining Pattern Development 1.0, Mr. Shugart was employed by Babcock & Brown from 2006 to 2009, where he focused on the development and management of transmission, wind and natural gas-fired power facilities.
Kevin E. Devlin
Mr. Devlin has served as our Senior Vice President, Strategic Operations since August 2016 where he has executive responsibility for various strategic change initiatives in the corporate and operational activities as well as line responsibility for corporate functions such as human resources, information technology, and procurement. Mr. Devlin has almost 30 years commercial, developmental, and operational experience in the energy sector covering all forms of renewables, oil and gas, and conventional thermal power generation. Prior to joining our company, he held executive responsibility for the operations of Iberdrola Renewables in the US. In this role, he led the formation and growth of the Asset Management and O&M functions at Iberdrola (formerly PPM Energy). Prior to PPM Energy, Mr. Devlin was director of commercial development for Scottish Power, one of the largest utilities in the United Kingdom. He holds a bachelor's degree in mechanical engineering from Queens University.
Richard A. Ostberg
Mr. Ostberg has served as our Senior Vice President, Controller since March 2017 and as our principal accounting officer. Prior to joining our company, Mr. Ostberg served as chief financial officer of SourceGas, a natural gas utility serving customers in four states, from 2013 to 2016. Mr. Ostberg was with Xcel Energy from 2007 to 2013 as their assistant controller initially and later as their associate vice president of revenue requirements. Prior to Xcel, Mr. Ostberg served as chief risk and compliance officer of Markwest Energy Partners from 2005 to 2007. He began his career with Deloitte and Touche and is a former certified public accountant.
Kevin J. Deters
Mr. Deters has served as our Vice President, Engineering and Construction since August 2014. Prior to joining our company, Mr. Deters worked for Mortenson Construction for 14 years where he most recently was the vice president and general manager of their electrical division. He had also served as the director of operations for Mortenson's US and Canadian wind farm construction. Mr. Deters has managed a variety of construction projects in his career, including manufacturing facilities, gas fired energy projects, wind farms, solar facilities, and high voltage transmission. He holds a bachelor's degree in civil engineering from Iowa State University.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

This compensation discussion and analysis describes our executive compensation programs. It provides information about the goals and the key elements of the program and explains the reasons behind the executive compensation decisions of the nominating, governance and compensation committee (the “NGC Committee”).

Our focus in this compensation discussion and analysis is the fiscal 2016 compensation of the following persons who are the "named executive officers" of the Company.

Name	Title
Michael M. Garland	President and Chief Executive Officer
Michael J. Lyon	Chief Financial Officer
Hunter H. Armistead	Executive Vice President, Business Development
Daniel M. Elkort	Executive Vice President and General Counsel
Esben W. Pedersen	Chief Investment Officer

Executive Compensation Philosophy

The primary objectives of our executive compensation program are to:

▪	Attract and retain talented executives capable of producing outstanding business results for the Company;

▪	Motivate and reward executives to achieve short and long-term financial and operational goals that drive shareholder value creation;

▪	Provide strong pay-performance linkage and a wide range of incentive compensation outcomes to ensure alignment between cost of executive compensation and the Company’s performance; and

▪	Implement policies and practices that are mindful of the concerns of our shareholders and good governance practices.

Furthermore, the design of the executive compensation programs should:

▪	Emphasize variable compensation over fixed compensation;

▪	Reflect the entrepreneurial nature of the Company;

▪	Take into account both internal and external perspectives of pay and performance; and

▪	Incorporate quantitative pay determination aspects but also provide limited room for judgment by the NGC Committee.

Fiscal 2016 Business Performance Highlights

The following are highlights of the Company’s performance for fiscal 2016. The comparisons made are between fiscal 2016 and fiscal 2015 results.

▪	Revenue was $354.1 million, up 7%;

▪	Proportional gigawatt hours ("GWh") sold was 6,806 GWh, up 33%;

▪	Net cash provided by operating activities was $164 million, up 39%;

▪	Cash available for distribution ("CAFD") was $133.0 million, up 44%;

▪	Net loss was $52.3 million, an improvement of 6%;

▪	Adjusted EBITDA was $304.2 million, up 21%;

▪	The Company paid aggregate dividends in 2016 of $1.58 per share of Common Stock to persons who were holders of record during 2016; and

▪
The Company increased owned capacity 16% to 2,644 megawatts ("MW") and 18 wind projects at the end of fiscal 2016 (including one project it has agreed to acquire), compared to 2,282 MW in owned capacity and 16 wind projects at the end of fiscal 2015.

A reconciliation of generally accepted accounting principles ("GAAP") to non-GAAP financial measures is provided in Exhibit A to this Proxy Statement.

Fiscal 2016 Executive Compensation Highlights

Consistent with our performance and philosophy for performance-based compensation, highlights in our compensation for named executive officers in 2016 included the following:

•
Salary and target total direct compensation ("TDC") (which is salary plus incentive compensation) each increased by approximately 2.5% overall for our named executive officers as a group, reflecting the Company’s goal of managing both fixed pay and compensation expenses, respectively;

•
Actual total incentive compensation for our named executive officers for 2016 performance decreased between 13% to 29% from 2015 levels, with the overall decrease on an aggregated basis being 26%. Notwithstanding improvements in overall 2016 business performance from 2015 as described under "Fiscal 2016 Business Performance Highlights" above, the rigorous performance goals required even stronger levels of actual performance both on an absolute and relative basis, and therefore resulted in reduced incentive payments. Lower total incentive compensation was principally driven by application of lower multiples used in the computation of TDC for the named executive officers in 2016 compared to 2015. Lower TDC multiples in 2016 were generally driven by (i) below par performance on the "Other Corporate Growth-MWs added” corporate key performance indicator ("Corporate KPI") compared to above par performance in 2015, and partially offset by above par performance on each of the "Return on Equity Employed" and “Safety (TRIR)” Corporate KPIs in 2016 compared to at par performance in 2015, and (ii) a ranking in 2016 of 9th out of 11 companies with respect to annual total shareholder return ("TSR") performance when compared to the TSR peer group compared to a ranking in 2015 of 7th out of the 13 companies. While the actual 2016 “CAFD growth” Corporate KPI was approximately 14.5%, or above par performance, management recommended that the result of the “CAFD growth” Corporate KPI be treated as par performance because of overall business results. See further discussion below under “- Elements of Compensation - Determination of Total Incentive Compensation Based on Fiscal 2016 Performance;"

•
Consistent with 2015, a higher percentage allocation of total incentive compensation was long term incentive award than an annual cash incentive award for the named executive officers. Such percentage allocation was 67.5% for the chief executive officer and 57.5% for the other named executive officers in 2016 (except for one named executive officer who was 60.0%). See “-Elements of Compensation-Incentive Compensation-Allocation of Fiscal 2016 Total Incentive Compensation between Annual and Long-Term Incentive Awards;"

•
Similarly consistent with 2015 and in line with a performance-based compensation philosophy, 2016 compensation has half of the long term incentive award vesting at the end of three years based on relative TSR performance measured against the TSR peer group;

•	We continued our practice of generally not providing perquisites to our named executive officers; and

•	There have been no increases to executive benefits to our named executive officers, who largely participate in the same programs as provided to other employees.

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation and governance practices that are in the best interests of our shareholders.

What we do:

•	We deliver a significant portion of each named executive officer’s compensation in variable pay tied to objective performance criteria set forth in the KPIs;

•
We foster a highly performance-oriented and entrepreneurial culture by maintaining base salary levels that are generally below the median of our benchmarks while providing competitive total compensation opportunities through our formulaic, and performance-based, incentive plan;

•	We tie pay to performance using a combination of internal (company financial and operational goals) and external (relative TSR) goals in our incentive plan;

•
We focus on the long-term success of our organization by delivering the majority of our incentive compensation in the form of equity awards with 3-year vesting, with 50% of the equity awards to be earned based on forward-looking relative TSR performance;

•	We maintain an executive common stock ownership policy;

•
In the event of a change in control, our equity incentive plan does not provide for accelerated vesting of equity awards unless the successor corporation fails to assume or substitute for an award upon the change in control; and

•
The NGC Committee has retained a compensation consultant, Frederic W. Cook Co. ("F.W. Cook"), who reports directly to the NGC Committee. In 2016, Mercer (US) Inc. ("Mercer") also has provided compensation advice to the Company. The independence of each such advisor has been analyzed under the independence factors specified in the applicable requirements of the NASDAQ listing standard.

What we don’t do:

•	We do not permit the repricing of stock options without stockholder approval;

•	We do not provide perquisites or supplemental retirement plans to our named executive officers;

•	We do not permit hedging or pledging in Company stock;

•	We do not provide single-trigger change of control provisions in our employment agreements with our named executive officers; and

•	We do not provide excise tax gross up payments in our employment agreements or equity plan.

Process for Determination of Executive Compensation

Use of Peer Groups

The NGC Committee regularly reviews the Company’s executive compensation program against the programs of peer group companies. The Company seeks to confirm that each of its compensation elements, its compensation structure, and the compensation opportunities provided under the program, are appropriate for the Company in light of its business stage, culture, performance and strategy. While in prior years a single group of peer companies had been selected and utilized for the purposes of both (a) compensation benchmarking in assessing the reasonableness of base salaries and in determining target TDC opportunities for each named executive officer and (b) to determine the Company’s relative TSR performance, for 2016 the NGC Committee determined to utilize separate groups of peer companies for the two purposes.

Peer group companies are selected using the following criteria:

•	Market. Publicly traded on a major US or Canadian exchange;

•	Industry. Power producers and/or energy industry companies;

•
Size. Revenue and market capitalization generally ranging between one-third and three times Pattern Energy (companies outside the range may be included if they are particularly strong comparators based on the other criteria); and

•	Business model. High dividend yield companies, master limited partnership and yieldco companies where possible.

After further review on behalf of the NGC Committee by F.W. Cook, the NGC Committee acted on the recommendation of Mercer and the Company's management to select the following twelve companies listed below, which are the same companies utilized for fiscal 2014 and fiscal 2015, as the Company's peer group for compensation benchmarking and in determining target TDC opportunities for each named executive officer (the "Compensation Peer Group"):

Algonquin Power & Utilities Corp	Innergex Renewables Energy Inc.
Atlantic Power Corp	Legacy Reserves LP
Boralex Inc	Natural Resource Partners LP
BreitBurn Energy Partners LP	Niska Gas Storage Partners LLC
Capital Power Corp	Northland Power Inc.
Capstone Infrastructure Corp	Vanguard Natural Resources LLC

See the description in “Base Salary” and “Incentive Compensation” below for more details.

Similarly, after further review on behalf of the NGC Committee by F.W. Cook, the NGC Committee acted on the recommendation of Mercer and the Company's management to select the following ten companies listed below as the Company's peer group to determine the Company’s relative TSR performance (the "TSR Peer Group"). The bifurcation of peer groups for purposes of compensation benchmarking and determining the Company's relative TSR performance was made because the NGC Committee believed that that the Company's most comparable peer group for relative TSR performance is the "yieldco" sector; however, many of the companies in such sector do not have internal management and are therefore not useful in terms of pay benchmarking.

Brookfield Renewable Energy Partners	Boralex Inc.
NRG Yield	Innergex Renewables Energy Inc.
Northland Power	Hannon Armstrong
Algonquin power	8point3 Energy
Nextera Energy Partners	Transalta Renewables

In connection with determining the Company’s relative TSR performance.

•
At the end of the fiscal year, historical relative TSR performance is used as one factor in determining each named executive officer’s TDC for the year. This is discussed in more detail below under “- Elements of Compensation - Incentive Compensation.”

•
Future relative TSR performance is used to determine the vesting of a portion of each named executive officer’s long-term incentive award. This is described in more detail below, under “- Elements of Compensation - Incentive Compensation - 2017 Long-Term Incentive Award Grants Based on Fiscal 2016 Performance.”

Role of the NGC Committee, Management, and our Compensation Advisors
The process of our NGC Committee in determining executive compensation, and the role of the chief executive officer, in such process is described above under “Board of Directors and Corporate Governance - Corporate Governance and Board Matters - Information Regarding the Board of Directors and Its Committees - Nominating, Governance and Compensation Committee.”
Mercer was previously engaged by the Company to collaborate with management and provide specific recommendations to the NGC Committee regarding the executive compensation peer groups and the incentive compensation program design, and to provide the NGC Committee with peer group compensation benchmark data. The Compensation Peer Group compensation benchmark data was initially prepared to establish target TDC for fiscal 2014 executive compensation and was updated in each of 2015 and 2016 using an aging factor for use in establishing target TDC for fiscal 2016 executive compensation.
F.W. Cook was also previously engaged by the NGC Committee to provide a second review and serve as an objective, third party counsel on the reasonableness of amount and form of executive compensation levels and compensation program structure.
The NGC Committee considered whether any conflicts of interest were created by its retention of either Mercer or F.W. Cook taking into account various factors, and concluded that no conflicts of interest existed with respect to either Mercer or F.W. Cook.

Elements of Compensation

The table below identifies the principal elements of our fiscal 2016 executive compensation program, and the subsequent narrative provides a fuller description of each element.

Compensation Element		Form of Compensation	Brief Description
Base Salary		Cash	Minimum guaranteed compensation to reward individual performance and contributions
Incentive Compensation	Annual incentive compensation	Cash	Ensure that named executive officer total compensation reflects Company performance, is appropriately positioned relative to peers and supports the entrepreneurial nature of the Company	Incentivize and reward company and individual performance goals
	Long-term incentive compensation	Equity
Promote long-term company performance and stock ownership to align executive interests with shareholders

Restricted stock awards with 3-year vesting
-50% based on relative total shareholder return
-50% service-based vesting

Retirement Benefits		401(k) plan	Eligibility to participate in and receive Company contributions to our 401(k) plan (available to all employees)

Base Salary

The Company provides base salaries as a guaranteed minimum amount of compensation in consideration of day-to-day performance. Base salaries are designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. The NGC Committee annually reviews the base salaries of the named executive officers, and may adjust base salaries, typically at the beginning of a fiscal year, based upon consideration of:

▪	The executive's current salary;

▪	The executive's performance and contributions during the past fiscal year;

▪	The executive's qualifications and responsibilities;

▪	The executive's tenure with the Company and the position held by the executive;

▪	The Company-wide cost-of-living and merit pool increase in the base salaries for all employees;

▪	Competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market, including the Company's Compensation Peer Group companies;

▪	The overall economic environment within which we operate; and

▪	The recommendation of the chief executive officer, in the case of all named executive officers other than himself.

Based on consideration of these factors, and consistent with the overall cost-of-living and merit increase budget of the Company, the NGC Committee approved a 2.5% increase in base salary for each named executive officers in fiscal 2016:

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2015 Base Salary
Michael M. Garland	$430,756	$420,250
Michael J. Lyon	$248,358	$242,300
Hunter H. Armistead	$349,989	$341,453
Daniel M. Elkort	$312,298	$304,681
Esben W. Pedersen	$249,059	$242,984

In alignment with the compensation philosophy and the Company's emphasis on the link between pay and performance, base salaries are a less significant percentage of TDC compared to the Company's variable performance-based compensation. Mercer’s executive compensation assessment conducted in 2014 confirmed that the named executive officer base salaries were all below median of the Compensation Peer Group. While a similar benchmark assessment was not performed in either 2015 or 2016, it is believed that such salaries remain below median of the Compensation Peer Group given the small 2.5% increases for each 2015 and 2016.

Incentive Compensation

The NGC Committee seeks to align the Company’s cash and equity based incentive programs provided as a part of named executive officer incentive compensation with the Company's overall executive compensation philosophy discussed above under "- Executive Summary - Executive Compensation Philosophy" and with the Company’s performance. The details of these programs, which were utilized in determining payouts for 2016, are described below.

Overview of the Incentive Compensation Plan Design and Award Determination Process

Under the design, cash and equity award levels are determined as follows:

▪
Step 1. Prior to or at the start of the fiscal year, the NGC Committee determines a target TDC value (which includes salary plus incentive compensation) for each named executive officer taking into account the Company compensation philosophy and Compensation Peer Group compensation data. The NGC Committee also sets incentive plan goals or KPIs against which performance will be measured at the end of the fiscal year. KPIs incorporate Company financial and operational performance goals and individual performance goals (collectively, the "Corporate KPIs") and the Company's relative TSR performance over the year (the "TSR KPI").

▪
Step 2. At the end of the fiscal year, performance is assessed against the Corporate KPIs into one of three levels of performance ("below par," "at par," or "above par") for each Corporate KPI separately. Each level of performance has a corresponding multiple range. This is used to formulaically calculate a performance multiple range to be applied to each named executive officer’s target TDC.

▪
Step 3. Once the performance multiple range is determined in Step 2 for each Corporate KPI separately, the exact point within the range to be applied to target TDC is determined based on the TSR KPI performance. For example, relative TSR that exceeds all of the TSR Peer Group peers results in a performance multiple that is the highest point in the range. Conversely, relative TSR that is below all of the TSR Peer Group peers results in a performance multiple that is at the lowest point in the range. Relative TSR performance that is at the median, results in a performance multiple that is at the midpoint of the performance range. If the Company’s Corporate KPIs are below threshold and the Company’s relative TSR is less than all of the TSR Peer Group companies, there is no funding of incentive compensation.

▪	Step 4. Base salary is subtracted from each named executive officer's TDC as determined above to determine total incentive compensation award values.

▪
Step 5. Total incentive compensation award values are allocated between annual cash incentives (paid in the first quarter following fiscal year end) and long-term incentives (granted in the first quarter following fiscal year end). Allocations are determined using a sliding scale within a pre-determined range, with the weighting of long-term incentives increasing (and the weighting of annual cash incentives correspondingly decreasing) as actual TDC increases relative to target TDC. The NGC Committee determines the types of long-term incentive awards that will be granted each year and the vesting conditions for each award.

The NGC Committee retains the right to use its discretion, if appropriate, to adjust the calculated TDC values to take into account individual or corporate performance factors not otherwise captured in the process described above. The NGC Committee has not exercised this right to date.

Fiscal 2016 Target TDC and TDC Ranges by Named Executive Officer

The target TDC value for each named executive officer is determined by the NGC Committee to be competitively positioned relative to Compensation Peer Group median. The TDC ranges are designed to allow for variation in competitive positioning based on actual Company and individual performance. For fiscal 2016, the NGC Committee approved the following TDC ranges and incentive compensation allocation ranges for the named executive officers:

Named Executive Officer	Fiscal 2016 Target TDC	TDC Ranges Based on Performance of Corporate and Relative TSR KPIs Expressed as a Multiple of Target TDC(1)			Incentive Compensation Allocation Ranges Expressed as a Percent of Total Incentive Compensation
		Performance Below Par on Corporate KPIs	Performance At Par on Corporate KPIs	Performance Above Par on Corporate KPIs	Annual Cash Incentive Weighting	Long-Term Incentive Weighting
Michael M. Garland	$1,938,000	0.22x - 0.67x	0.89x - 1.11x	1.33x - 3.33x	20% - 40%	60% - 80%
Michael J. Lyon	$807,000	0.31x - 0.69x	0.85x - 1.15x	1.31x - 3.0x	30% - 50%	50% - 70%
Hunter H. Armistead	$1,312,000	0.27x - 0.73x	0.87x - 1.13x	1.27x - 2.73x	30% - 50%	50% - 70%
Daniel M. Elkort	$1,015,000	0.31x - 0.69x	0.85x - 1.15x	1.31x - 3.0x	30% - 50%	50% - 70%
Esben W. Pedersen	$809,000	0.31x - 0.69x	0.85x - 1.15x	1.31x - 3.0x	30% - 50%	50% - 70%

(1)
For lowest performance and lowest TSR, the lowest level of TDC for each of the named executive officers would equal their base salary, implying the potential of zero additional payouts over base salary.

It is important to note that at-par performance on our Corporate KPIs results in a 1x multiple (i.e., target) in our incentive structure if our relative TSR is at the median for our TSR Peer Group (i.e., "at par" for the TSR KPI). A multiple above 1x is only achievable at par performance for the Corporate KPIs if performance exceeds target (i.e., median) on the TSR KPI. Similarly, our multiple can be below 1x at par performance for the Corporate KPIs if the TSR KPI is below target (i.e., median).

Fiscal 2016 Incentive Compensation Plan KPIs

For fiscal 2016, the NGC Committee approved KPIs related to the following Company and individual performance metrics:

Corporate KPIs	Definition	Rationale For Inclusion
Cash Available for Distribution (“CAFD”) Growth	Cash available for distribution per share CAGR since 2014(1)(2)	CAFD growth is the Company’s principal financial target
Return on Equity Employed	2016 cash available for distribution divided by total equity before noncontrolling interest as of the beginning of the year	Return on equity employed provides an indication of management’s effectiveness in deploying capital
Other Corporate Growth	Megawatts (“MWs”) added in new construction or new PPAs (or equivalent)	Other corporate growth provides the foundation for achieving future growth
Safety	OSHA Total Recordable Incident Rate (“TRIR”)	Safety for the Company’s workforce is a top priority
Individual Performance Rating	Performance rating	Meeting organizational objectives requires outstanding performance by individuals
TSR KPI
Relative TSR	Ranking of the Company's TSR for the fiscal year compared to the TSR Peer Group	Relative TSR is an indicator of management's creation of shareholder value

(1)
The Company defines cash available for distribution as net cash provided by operating activities as adjusted for certain other cash flow items that it associates with its operations. It is a non-U.S. GAAP measure of the Company’s ability to generate cash to service its dividends. Cash available for distribution represents cash provided by operating activities as adjusted to (i) add or subtract changes in operating assets and liabilities, (ii) subtract net deposits into restricted cash accounts, which are required pursuant to the cash reserve requirements of financing agreements, to the extent they are paid from operating cash flows during a period, (iii) subtract cash distributions paid to noncontrolling interests, (iv) subtract scheduled project-level debt repayments in accordance with the related loan amortization schedule, to the extent they are paid from operating cash flows during a period, (v) subtract non-expansionary capital expenditures, to the extent they are paid from operating cash flows during a period, (vi) add cash distributions received from unconsolidated investments, to the extent such distributions were derived from operating cash flows and (vii) add or subtract other items as necessary to present the cash flows the Company deems representative of its core business operations.

The most directly comparable U.S. GAAP measure to cash available for distribution is net cash provided by operating activities.

(2)
The Company’s Corporate KPI for CAFD growth is determined by reference to its compound annual growth rate ("CAGR") for cash available for distribution per share for the three years from 2014 through 2016.

The following table shows the weighting and performance targets for each fiscal 2016 Corporate KPI:

Corporate KPI	Weight	Level of Performance
		Below Threshold	Below Par	Par	Above Par
CAFD Growth	25%	<0%	<10%	10-12%	>12%
Return on Equity Employed	20%	<0%	<12%	12-15%	>15%
Other Corporate Growth - MWs added	30%	—	<225 owned MW	225-300 owned MW	>300 owned MW
Safety (TRIR)	5%	>4.0	> 3.0 (TRIR) and CEO judgment	2-3 (TRIR) and CEO judgment	< 2.0 (TRIR) and CEO judgment
Individual Performance Ratings	20%	1	1.1-2.4	2.4-3.5	3.5-5

Performance goals were established and reviewed by the NGC Committee and board during fiscal 2016 at a time when performance relative to those goals remained substantially uncertain.

Determination of Total Incentive Compensation Based on Fiscal 2016 Performance

The following table summarizes the achievement of fiscal 2016 Corporate KPIs:

Corporate KPI	Weight	Performance Achievement	Performance Relative to Par
CAFD Growth	25%	Approx. 14.5%	At par (1)
Return on Equity Employed	20%	Approx. 16%	Above par
Other Corporate Growth - MWs added	30%	0 MW PPA & 346 MW Construction	Below par
Safety (TRIR)	5%	1.98	Above par
Individual Performance Ratings	20%	Varies by NEO In range 2.4 - 4.0	At par for each NEO, except CIO rated above par

(1) Under the Corporate KPIs established by the NGC Committee, greater than 12% CAFD growth represents above par performance. Actual 2016 CAFD growth performance achieved was approximately 14.5%, or above par performance. Notwithstanding this formulaic determination, management recommended that the result of the CAFD growth performance Corporate KPI be treated as par performance because of the overall business results. The NGC Committee agreed with management’s recommendation.

Based on the TSRs of the companies in its TSR Peer Group, the Company ranked ninth out of eleven companies for the year ended December 31, 2016. This results in TDC multiples (except for one named executive officer) that are at 80% below the top of the ranges specified for each Corporate KPI in the compensation calculations.

Based on the level of performance achieved for each Corporate KPI (including individual performance), the application of the weightings for each Corporate KPI, and the Company’s relative TSR performance to its TSR Peer Group, the NGC Committee approved the following total incentive compensation values for the named executive officers:

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2016 Target TDC	NGC Committee Approved Actual TDC and Total Incentive Compensation
			TDC Multiple of Target(1)	TDC Value	Total Incentive Compensation(2)
Michael M. Garland	$430,756	$1,938,000	0.95x	$1,835,000	$1,404,000
Michael J. Lyon	$248,358	$807,000	0.94x	$755,000	$507,000
Hunter H. Armistead	$349,989	$1,312,000	0.91x	$1,197,000	$847,000
Daniel M. Elkort	$312,298	$1,015,000	0.94x	$949,000	$637,000
Esben W. Pedersen	$249,059	$809,000	1.08x	$877,000	$628,000

(1)
The TDC multiples of target for all named executive officers, including for the chief executive officer, resulted from application of the same formula to each officer, although each named executive officer has his own set of ranges of multiples for the Corporate KPIs. See table above under “- Fiscal 2016 Target TDC and TDC Ranges by Named Executive Officer,” and note the starting range for multiples of the chief executive officer are higher for at or above par performance.

(2)	This is calculated by subtracting base salary from the TDC value.

Allocation of Fiscal 2016 Total Incentive Compensation between Annual and Long-Term Incentive Awards

Utilizing a sliding scale within a pre-determined range discussed above under "- Incentive Compensation - Overview of Incentive Compensation Plan Design and Award Determination Process - Step 5," approximately 32.5% of the chief executive officer’s total incentive compensation and 42.5% of other named executive officers’ total incentive compensation were allocated to the annual cash incentive (except for one named executive officer who had a percentage allocation of 40%), and the balances were allocated to long-term incentive awards as set forth in the table below. Under the Company's plan, the weighting of long-term incentives increases (and the weighting of annual cash incentives correspondingly decreases) as actual TDC increases relative to target TDC. As a result, for 2016, the indicated percentage representing the weighting to annual cash incentive is in the lower half of the pre-determined range, and the weighting to equity is lower, because the actual 2016 TDC for the NEOs is below the targeted TDC (except for one named executive officer who had received a higher individual performance rating).

Named Executive Officer	Total Incentive Award Value	Annual Cash Incentive Award		Long-Term Incentive Award(1)
		% Allocation	$ Value	% Allocation	$ Value
Michael M. Garland	$1,404,000	32.5%	$456,000	67.5%	$948,000
Michael J. Lyon	$507,000	42.5%	$215,000	57.5%	$291,000
Hunter H. Armistead	$847,000	42.5%	$360,000	57.5%	$487,000
Daniel M. Elkort	$637,000	42.5%	$271,000	57.5%	$366,000
Esben W. Pedersen	$628,000	40%	$251,000	60%	$377,000

(1)
The long-term incentive award was made in the form of service-based and performance-based restricted stock awards. Half of the award will vest ratably based on continued service over a three-year period and half will vest at the end of three years based on relative TSR measured against the TSR Peer Group. See “- 2017 Long-Term Incentive Award Grants Based on Fiscal 2016 Performance.”

2017 Long-Term Incentive Award Grants Based on Fiscal 2016 Performance

As indicated in the footnote above, the long-term incentive award was made in the form of service-based and performance-based restricted stock awards. Half of the award will vest ratably based on continued service over a three-year period and half will vest at the end of three years based on relative TSR measured against the TSR Peer Group. Relative TSR was chosen as the long-term performance metric to provide additional alignment between shareholder interests and named executive officer compensation. Performance-based restricted stock awards will be earned as follows:

Relative TSR Performance vs TSR Peer Group	Shares Vesting as % of Target Number of Shares Granted
Below 25th percentile	None
25th percentile	50%
50th percentile	100%
75th percentile or above	150%
Interpolation on a straight line method if between specified percentiles. Relative TSR is calculated over three years.

The restricted stock awards (service-based and performance-based) were granted on March 15, 2017 and, therefore, will be disclosed in the summary compensation table for 2017.

Retirement Benefits

The Company sponsors a 401(k) plan for all of its employees in which the named executive officers participate.

Perquisites

The Company does not provide perquisites to its named executive officers.

Employment Agreements

In anticipation of our October 2013 initial public offering, our board of directors approved new employment agreements for our named executive officers, which are described below under “Executive Compensation - Employment and Severance Agreements.” These include severance payments upon a termination by us without cause, by the named executive officer for good reason, or due to a non-extension of the agreement at our election.

We do not provide excise tax gross-ups or enhanced severance for terminations in connection with a change in control.

Key Executive Compensation and Governance Policies and Practices

The NGC Committee continually reviews the Company’s executive compensation program to maintain compensation and governance practices that are in the best interests of our shareholders. The following are compensation and governance policies and practices that have been implemented for the Company's named executive officers.

Executive Common Stock Ownership Policy

Because we believe that certain executives should own and hold equity interests in the Company to further align their interests and actions with the interests of our stockholders, management has adopted a policy regarding minimum executive ownership of the Company’s shares.

Under the policy, the chief executive officer has a target Common Stock holding of 5x base salary; each of the executive vice presidents, chief financial officer, and chief investment officer have a target holding of 3x base salary; and each of the senior vice presidents have a target holding of 2x base salary. Each target is expected to be attained within 5 years of initial employment by the Company or promotion to the referenced executive position through retention of stock awards received under the Company’s 2013 Equity Incentive Award Plan, as may be amended (the “Equity Plan”). The nominating, governance and compensation committee will evaluate the chief executive officer’s compliance with the target and the chief executive officer will evaluate the other officers’ compliance with their targets, including both periodic assessment of progress toward the targets and consideration of hardship requests for full or partial waiver of individual targets. For purposes of the policy, holdings include (i) stock beneficially owned in a trust, by a spouse, and/or minor children and (ii) restricted stock awards and restricted stock units (both vested and unvested), but do not include stock options, whether vested or unvested.

Anti-Hedging and Anti-Pledging Policies

The Company’s statement of policy concerning insider trading prohibits officers and directors from pledging Company securities as security for financial indebtedness or otherwise. In addition, under the policy, the Company prohibits directors, officers, all other employees of the Company and Pattern Development 1.0, as well as partnerships, trusts, corporations, investment accounts and similar entities over which any of the foregoing individuals exercise control or direction (together, “Company Personnel”), from entering into a hedging transaction that has the effect of reducing or eliminating the investment risks associated with any Company stock owned by such person. The prohibition applies whether the stock has been acquired from the Company pursuant to an employee benefit plan, or has been purchased by the holder in the market.

The Company also prohibits Company Personnel from purchasing Company securities on margin or holding Company securities in a margin account, as well as trading in options on the Company’s stock.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers (namely, the chief executive officer and the three most highly compensated officers other than the chief executive officer and the chief financial officer), unless the compensation is “performance based” as defined under Section 162(m). The NGC Committee does not require our executive compensation to be tax deductible, but instead may balance the costs and benefits of tax deductibility against our executive compensation objectives.

Equity Grant Practices

The Company generally grants equity incentives once a year in the first quarter after the completion of its audit for the preceding fiscal year. With approval from the NGC Committee, the Company may grant equity incentives in connection with hiring a key employee.

Report of the Nominating, Governance and Compensation Committee of the Board of Directors (1)

The nominating, governance and compensation committee of the board of directors furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The nominating, governance and compensation committee reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company's management. Based on that review and discussion, the nominating, governance and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Dated April 14, 2017

Respectfully submitted by:

Patricia Bellinger, Chair
Alan Batkin

__________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Pattern Energy Group Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

The following table provides information concerning compensation of our principal executive officer, principal financial officer and our other three most highly paid executive officers, referred to as named executive officers, for the fiscal years ended December 31, 2016, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(7)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)		Total ($)
Michael M. Garland, President and Chief Executive Officer	2016	430,756	—	456,000	1,842,521	—	13,250	(2)	2,742,527
	2015	420,250	—	491,000	2,205,294	—	79,089		3,195,633
	2014	410,000	591,000	—	1,331,903	—	37,625		2,370,528

Michael J. Lyon, Chief Financial Officer	2016	248,358	—	215,000	583,745	—	12,418	(3)	1,059,521
	2015	242,300	—	251,000	704,035	—	31,645		1,228,980
	2014	236,391	305,000	—	466,186	—	67,545		1,075,122

Hunter H. Armistead, Executive Vice President, Business Development	2016	349,989	—	360,000	945,025	—	13,250	(4)	1,668,264
	2015	341,453	—	407,000	1,128,188	—	45,179		1,921,820
	2014	333,125	489,000	—	763,868	—	25,100		1,611,093

Daniel M. Elkort, Executive Vice President and General Counsel	2016	312,298	—	271,000	733,764	—	13,250	(5)	1,330,312
	2015	304,681	—	316,000	792,306	—	37,839		1,450,826
	2014	297,250	343,000	—	584,659	—	22,370		1,247,279

Esben W. Pedersen, Chief Investment Officer	2016	249,059	—	251,000	586,256	—	12,453	(6)	1,098,768
	2015	242,984	—	252,000	707,746	—	26,472		1,229,202
	2014	237,057	306,000	—	248,757	—	216,655		1,008,469

(1)
This column represents the grant date fair value for stock awards granted to the officer in 2016, 2015, and 2014, computed in accordance with FASB ASC Topic No. 718. For additional information, refer to Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2016, 2015 and 2014, for a discussion of our assumptions in determining the grant date fair values of equity awards.

(2)
Amount reflects 401(k) contributions made on behalf of Mr. Garland. Does not include dividends paid on stock awards during 2016 because those amounts were factored into the grant date fair value of the stock awards.

(3)
Amount reflects 401(k) contributions made on behalf of Mr. Lyon. Does not include dividends paid on stock awards during 2016 because those amounts were factored into the grant date fair value of the stock awards.

(4)
Amount reflects 401(k) contributions made on behalf of Mr. Armistead. Does not include dividends paid on stock awards during 2016 because those amounts were factored into the grant date fair value of the stock awards.

(5)
Amount reflects 401(k) contributions made on behalf of Mr. Elkort. Does not include dividends paid on stock awards during 2016 because those amounts were factored into the grant date fair value of the stock awards.

(6)
Amount reflects 401(k) contributions made on behalf of Mr. Pedersen. Does not include dividends paid on stock awards during 2016 because those amounts were factored into the grant date fair value of the stock awards.

(7)	For 2016, reflects the cash incentive award paid in early 2017 for 2016 performance as described in Compensation Discussion and Analysis.

The equity awards reflected in the table above under 2016 were granted in 2016 as described in the Grants of Plan-Based Awards table below, but the amounts were determined based on our 2015 performance, as described in the Company's proxy statement filed on April 29, 2016.

Grants of Plan-Based Awards
The following table provides information on all plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2016.

			Non-Equity Incentive Plan Compensation	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Award Type	Target ($)	Target (#)	Maximum (#)
Michael M. Garland	3/15/2016	Time-based RSAs			—		39,645	(3)	743,740
	3/15/2016	Performance-based RSAs		35,725	53,588	(4)	—		1,105,520
	NA	Non-Equity Incentive Plan Compensation(5)	—

Michael J. Lyon	3/15/2016	Time-based RSAs			—		12,561	(3)	235,644
	3/15/2016	Performance-based RSAs		11,318	16,977	(4)	—		350,236
	NA	Non-Equity Incentive Plan Compensation(5)	—

Hunter H. Armistead	3/15/2016	Time-based RSAs			—		20,334	(3)	381,466
	3/15/2016	Performance-based RSAs		18,323	27,485	(4)	—		567,016
	NA	Non-Equity Incentive Plan Compensation(5)	—

Daniel M. Elkort	3/15/2016	Time-based RSAs			—		15,788	(3)	296,183
	3/15/2016	Performance-based RSAs		14,277	21,341	(4)	—		440,265
	NA	Non-Equity Incentive Plan Compensation(5)	—

Esben W. Pedersen	3/15/2016	Time-based RSAs			—		12,614	(3)	236,639
	3/15/2016	Performance-based RSAs		11,367	17,051	(4)	—		351,762
	NA	Non-Equity Incentive Plan Compensation(5)	—

(1)
This column represents the target and maximum potential number of RSAs that will vest based upon the achievement of certain pre-determined performance conditions. The minimum future payout is zero if certain performance conditions are not met.

(2)
This column represents the grant date fair value computed in accordance with FASB ASC Topic No. 718 of restricted stock awards and stock options granted to the named executive officers. The grant date fair value is the amount that we would expense in our financial statements over the award's service period. For additional information, refer to Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2016, 2015, and 2014, for a discussion of our assumptions in determining the grant date fair values of equity awards.

(3)
Amounts represent time-vested RSAs granted to the named executive officers on March 15, 2016. One-third of the RSAs granted on March 15, 2016 vested in December 2016, with the remaining RSAs vesting in two approximately equal annual installments through December 2018.

(4)
Amounts represent performance-based RSAs granted on March 15, 2016 to the named executive officers. These RSAs will vest after December 31, 2018 based on achievement of relative TSR performance conditions. See “Compensation Discussion and Analysis” for a description of these type of awards.

(5)
Each individual does not have a target cash bonus. Instead, each individual has a target TDC (which includes salary and incentive opportunities), and the amount earned for the year is determined from this TDC amount. After subtracting salary from the amount determined, the incentive portion is then allocated between cash and grants of stock awards as described in Compensation Discussion and Analysis. The amount actually allocated to the cash incentive award for 2016 performance is set forth in the Summary Compensation Table.

Option Exercises and Stock Vested in Fiscal Year 2016
The following table provides information on stock option exercises and vesting of restricted stock awards during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Michael M. Garland	—	—	39,962	813,768
Michael J. Lyon	—	—	12,120	246,064
Hunter H. Armistead	—	—	19,394	393,860
Daniel M. Elkort	—	—	14,947	303,632
Esben W. Pedersen	—	—	12,154	246,750

(1)
The value realized on the exercise of the options (if any) represents the difference between the fair value of shares of our Common Stock on the date of exercise and the option exercise price, multiplied by the number of shares for which the option was exercised.

(2)	The value realized on the vesting of restricted stock awards represents the fair value of shares of our Common Stock on the vesting date, multiplied by the number of shares that vested.

Outstanding Equity Awards at Fiscal Year End 2016
The following table provides information on all outstanding equity awards held by the named executive officers as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock that Have Not Vested ($) (5)	Number of Unearned Stock Awards That Have Not Vested		Market Value of Unearned Stock Awards That Have Not Vested ($) (5)
Michael M. Garland	175,012	—	22.00	9/25/2023
					9,867	(1)	187,374
								33,957	(2)	644,843
					26,430	(3)	181,854
					53,588	(4)	1,017,636
Michael J. Lyon	36,461	—	22.00	9/25/2023
					3,151	(1)	59,837
								10,841	(2)	205,871
					8,374	(3)	159,022
					16,977	(4)	322,393
Hunter H. Armistead	60,768	—	22.00	9/25/2023
					5,048	(1)	95,862
								17,372	(2)	329,894
					13,556	(3)	257,428
					27,485	(4)	521,940
Daniel M. Elkort	44,283	—	22.00	9/25/2023
					3,546	(1)	67,339
								12,200	(2)	231,678
					10,526	(3)	199,889
					21,341	(4)	405,266
Esben W. Pedersen	36,461	—	22.00	9/25/2023
					3,167	(1)	60,141
								10,898	(2)	206,953
					8,410	(3)	159,706
					17,051	(4)	323,798

(1)
The RSAs were granted on April 10, 2015. One-third of the RSAs vested in December 2015 and one-third vested in December 2016. Subject to certain restrictions, the remaining RSAs will vest in December 2017.

(2)
The RSAs were granted on April 10, 2015 and are subject to relative TSR performance. The number of awards represents the maximum that would vest after December 31, 2017 subject to attaining the pre-determined performance conditions.

(3)
The RSAs were granted on March 15, 2016. One-third of the RSAs vested in December 2016. Subject to certain restrictions, the remaining RSAs will vest in two approximately equal installments in December 2017 and December 2018.

(4)
The RSAs were granted March 15, 2016 and are subject to relative TSR performance. The number of awards represents the maximum that would vest after December 31, 2018 subject to attaining the pre-determined performance conditions.

(5)	Market value is based on the fair value of shares of our Common Stock of $18.99 on December 31, 2016, as reported on the NASDAQ Global Select Market.

Potential Payments upon Termination and Change in Control

As described below under “- Employment and Severance Agreements,” the employment agreements of our named executive officers provide for a cash severance payment and continuation of medical and insurance benefits upon termination without cause, termination by the named executive officer for good reason, or termination due to non-extension of the agreement at our election. The employment agreements do not provide for additional severance payments, medical or insurance benefits or any other perquisites if their employment termination occurs following a change in control.

Our Equity Plan does not provide for accelerated vesting on a change of control, unless the successor corporation fails to assume or substitute for an award upon a change in control, in which case such award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such award shall lapse immediately prior to the consummation of such change in control.

The following table provides information regarding potential payments to each of our named executive officers in connection with certain termination events, including termination related to a change of control of the Company, as of December 31, 2016.

	Acceleration of Vesting If Awards Not Assumed
Name	Stock Options ($) (1)	Restricted Stock ($) (2)	Severance Payment ($)	Continuation of Benefits ($)	Total ($)
Michael M. Garland, President and Chief Executive Officer
Termination without cause	—	—	2,531,917	23,944	2,555,911
Termination with good reason	—	—	2,531,917	23,944	2,555,911
Termination due to non-extension of employment term	—	—	1,265,958	11,997	1,277,955
Non-assumption of equity in connection with a Change in Control	—	689,280	—	—	689,280

Michael J. Lyon, Chief Financial Officer
Termination without cause	—	—	661,700	34,923	696,623
Termination with good reason	—	—	661,700	34,923	696,623
Termination due to non-extension of employment term	—	—	330,850	17,461	348,311
Non-assumption of equity in connection with a Change in Control	—	218,860	—	—	218,860

Hunter H. Armistead, Executive Vice President, Business Development
Termination without cause	—	—	1,031,753	34,923	1,066,676
Termination with good reason	—	—	1,031,753	34,923	1,066,676
Termination due to non-extension of employment term	—	—	515,877	17,461	533,338
Non-assumption of equity in connection with a Change in Control	—	353,290	—	—	353,290

Daniel M. Elkort, Executive Vice President and General Counsel
Termination without cause	—	—	832,981	34,923	867,904
Termination with good reason	—	—	832,981	34,923	867,904
Termination due to non-extension of employment term	—	—	416,491	17,461	433,952
Non-assumption of equity in connection with a Change in Control	—	267,227	—	—	267,227

Esben W. Pedersen, Chief Investment Officer
Termination without cause	—	—	695,684	34,923	730,607
Termination with good reason	—	—	695,684	34,923	730,607
Termination due to non-extension of employment term	—	—	347,842	17,461	365,303
Non-assumption of equity in connection with a Change in Control	—	219,847	—	—	219,847

(1)
Amount represents the intrinsic value of the acceleration of vesting of stock options under our Equity Plan. Stock options that become vested are valued based on the fair value of our Common Stock of $18.99 on December 31, 2016, less the exercise price on the date of grant or $22.00. The number of outstanding stock options subject to such acceleration can be found in the columns titled “Number of Securities Underlying Unexercised Options - Exercisable” and “Number of Securities Underlying Unexercised Options - Unexercisable” in the Outstanding Equity Awards table.

(2)
Amount represents the intrinsic value of the acceleration of vesting of restricted stock (both time-based and performance-based) under our Equity Plan. Restricted stock that become vested are valued based on the fair value of our Common Stock of $18.99 on December 31, 2016. The number of unvested restricted stock can be found in the column titled “Number of Shares of Stock That Have Not Vested” in the Outstanding Equity Awards table.

Employment and Severance Agreements
The named executive officers' employment agreements provide for an initial term of employment of one year and automatically renew for successive one-year periods unless either party provides a notice of non-renewal not less than 60 days prior to the next renewal date. The employment agreements also provide for a cash severance payment upon a termination by us without cause, by the named executive officer for good reason or due to a non-extension of the agreement at our election. “Cause” is defined for this purpose generally to mean (i) a material breach of the employment agreement by the named executive officer that remains uncorrected for 30 days after we provide written notice to the named executive officer, (ii) the named executive officer being the subject of an order obtained or issued by the SEC for any securities violation involving fraud, (iii) the conviction or plea of nolo contendere by the named executive officer to any felony or crime involving moral turpitude or (iv) the named executive officer’s material mismanagement in providing material services to us or our affiliates if such mismanagement is not corrected for 30 days after we provide written notice to the named executive officer. “Good reason” is defined for this purpose generally to mean (i) a material diminution in the named executive officer’s authority, title, position, duties or responsibilities, (ii) a material breach by us of our obligations to the named executive officer under the employment agreement or a material breach by us of our bylaws or certificate of incorporation, (iii) the involuntary relocation of the named executive officer’s principal place of employment to a location more than 40 miles from the current location or (iv) a diminution in the named executive officer’s base salary.
Each named executive officer’s employment agreement, other than the chief executive officer’s, provides that, in the event of a qualifying termination by us without cause or by the named executive officer for good reason, severance will be paid in a lump-sum equal to the sum of (i) 1.0 times the executive’s annual base salary and (ii) 1.8 times the executive’s average bonus amount, defined as the average of the two most recent annual bonus amounts paid to the executive. The chief executive officer’s employment agreement provides that in the event of a qualifying termination by us without cause or by the chief executive officer for good reason, his severance will be paid in a lump-sum equal to the sum of (i) 2.8 times his annual base salary and (ii) 2.8 times his average bonus amount, defined the same as in the other named executive officers’ employment agreements. In addition, each executive may be reimbursed for up to 12 months of premiums incurred to receive continued benefit coverage under the Consolidated Omnibus Budget Reconciliation Act, or “COBRA.” Severance payable under the agreements is subject to the execution and non-revocation of a general release of claims and is also conditioned on the executive’s compliance for a period of 24 months with an agreement to refrain from soliciting employees to leave their employment relationship with us. If a named executive officer’s employment is terminated due to non-extension of the executive’s employment term at our election, the executive will be entitled to receive 50% of the foregoing severance benefits.
Description of Incentive Bonus Plan
Prior to our initial public offering, our board of directors adopted an Incentive Bonus Plan (the “Incentive Plan”) under which we can provide incentives to our named executive officers and other key employees. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our performance. The Company may continue to use the Incentive Plan or it may issue cash performance awards under the Amended and Restated 2013 Equity Incentive Award Plan. The material terms of the Incentive Plan are summarized below.

Administration. The Incentive Plan is administered by our board of directors or our nominating, governance and compensation committee, or authority under the Incentive Plan may be delegated to any duly constituted subcommittees.

Performance Criteria. The plan administrator is authorized to establish the performance objective or objectives that must be satisfied in order for a participant to receive an award under the Incentive Plan or to make discretionary payments from the plan. Performance objectives under the Incentive Plan will be based upon the relative or comparative achievement of performance criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies, as determined by the plan administrator for the applicable performance period, which performance criteria may include, but is not limited to, the following: earnings before interest, taxes, depreciation and accretion; operating earnings; net earnings; income; earnings before interest and taxes; total shareholder return; return on assets; increase in the company’s earnings or earnings per share; revenue; revenue growth; share price performance; return on invested capital; operating income; pre- or post-tax income; net income; economic value added; profit margins; cash flow; improvement in or attainment of expense or capital expenditure levels; improvement in or attainment of working capital levels;

return on equity; debt reduction; gross profit; market share; cost reductions; workforce satisfaction and diversity goals; workplace health and safety goals; product quality goals; employee retention; customer satisfaction; customer retention; completion of key projects, including, but not limited to, asset acquisitions and dispositions and financial transactions; strategic plan development and/or implementation; and job profit or performance against a multiplier. Performance objectives may be established on a company-wide basis or with respect to one or more business units, divisions, subsidiaries or products, or with respect to an individual. The plan administrator is authorized to exclude any or all extraordinary, unusual or non-recurring items and the cumulative effects of accounting changes from performance objectives for a performance period and also to adjust performance objectives in its discretion.

Payment. Payment of awards are made as soon as practicable after the plan administrator determines that one or more of the applicable performance criteria have been attained or determines the payable amount of an award. The plan administrator determines whether an award will be paid in cash, stock (including restricted stock or RSUs) or other awards under the Equity Plan, or in a combination of cash, stock and other awards, and is authorized to impose whatever additional conditions on such shares or other awards as it deems appropriate, including conditioning the vesting of such shares or other awards on the performance of additional service.

Maximum Award; Discretion. The maximum award amount payable to a participant in cash per fiscal year under the Incentive Plan is established by the plan administrator. The plan administrator is authorized, in its discretion, to increase, reduce or eliminate awards otherwise payable under the Incentive Plan for any reason.

Termination of Employment. Unless otherwise determined by the plan administrator in its discretion, any participant whose employment terminates forfeits all rights to any and all unpaid awards under the Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information with respect to all of our equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	490,617	(1)	$22.00	1,567,020
Equity compensation plans not approved by security holders	—		—	—
Total	490,617		$22.00	1,567,020

(1)    Does not include outstanding restricted stock awards because those are shares outstanding.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit and Non-Audit Fees
The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015 by Ernst & Young LLP, our principal independent registered public accounting firm, all of which were approved by the audit committee.

	Year ended December 31,
(in thousands)	2016	2015
Audit fees (1)	$7,287	$5,896
Audit related fees (2)	—	37
Tax fees (3)	34	—
All other fees	—	—
Total	$7,321	$5,933

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company's and various subsidiaries' financial statements, the reviews of the quarterly financial statements, the audit of the effectiveness of internal control over financial reporting, and services normally provided by the independent auditor in connection with statutory and regulatory filings with the SEC. This category also includes standalone project-level audits required by certain financial institutions, consultation and advice on audit and accounting matters that arose during, or as a result of, the audit or review of interim financial statements.

(2)
Audit related fees consist of assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements, and are not included in the fees reported in the table above under “Audit fees.”

(3)	Tax fees consist of tax services provided by Ernst & Young LLP with respect to tax consulting.

Pre-approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and allowable non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The audit committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence. The audit committee may delegate pre-approval authority for allowable non-audit services to a member of the audit committee. The decisions of any member of the audit committee to whom this authority has been delegated must be presented to the full audit committee at its next scheduled audit committee meeting. In 2016, such pre-approval authority for allowable non-audit services had been delegated to the chair.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)
Review of Pattern Energy’s Audited Financial Statements for the Fiscal Year Ended December 31, 2016
The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended December 31, 2016.
The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016, for filing with the U.S. Securities and Exchange Commission.
Dated April 14, 2017
Submitted by:
Patricia Newson, Chair
Alan Batkin
Douglas Hall

__________________
(1)    The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Pattern Energy Group Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors, each of whom shall hold office for a term of one year or until his/her successor is duly elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation, or removal. Directors are elected at each annual meeting of the Company by a plurality of the votes properly cast in person or by proxy. The seven nominees for director receiving the highest number of votes “for” will be elected. Broker non-votes and abstentions will have no effect. The board of directors has adopted a majority voting policy pursuant to which if a nominee fails to receive “for” votes in an amount that exceeds the “against” and/or “withheld” votes in an election that is not a contested election, the nominating, governance and compensation committee shall make a recommendation to the board of directors as to whether to accept or reject the resignation of such director, and the board will determine whether to accept or reject such resignation. See “Board of Directors and Corporate Governance - Majority Voting Policy.”
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “for” the election of all nominees for director. However, if you are not a record holder such that you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current board of directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
Nominees for Directors

Name	Positions and Offices Held With the Company
Alan R. Batkin	Director, Chairman
Patricia S. Bellinger	Director
The Lord Browne of Madingley	Director
Michael M. Garland	Director, Chief Executive Officer and President
Douglas G. Hall	Director
Michael B. Hoffman	Director
Patricia M. Newson	Director

We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted above.
The Board of Directors Recommends
A Vote “FOR” the Nominees for Directors:

Alan R. Batkin, Patricia S. Bellinger, The Lord Browne of Madingley,
Michael M. Garland, Douglas G. Hall, Michael B. Hoffman, Patricia M. Newson

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors Recommends
A Vote “FOR” the Ratification the Appointment of Ernst & Young LLP
as our Independent Registered Public Accounting Firm
for the Fiscal Year Ending December 31, 2017.

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” our executive compensation programs are designed and individually tailored to attract, motivate, and retain our named executive officers, each of whom is critical to our success. The components of our executive compensation programs encourage performance in support of our organizational strategy, and reward our named executive officers based on Company performance and the objective and subjective evaluation of individual performance. Our equity plans are intended to align compensation with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and “Executive Compensation” for additional details about our executive compensation programs and information about the fiscal 2016 compensation of our named executive officers. The board of directors and the nominating, governance and compensation committee believe that the policies and procedures described and explained in “Compensation Discussion and Analysis” and “Executive Compensation” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our recent and long-term success.
Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting “FOR” the adoption of the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of Pattern Energy Group Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this advisory vote on executive compensation is non-binding, the board of directors and the nominating, governance and compensation committee will carefully assess the voting results and may consult directly with stockholders to better understand any issues or concerns raised through the stockholder vote.
The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

The Board of Directors Recommends a Vote “FOR” Approval
on an Advisory Basis of Our Executive Compensation.

PROPOSAL 4
APPROVAL OF AMENDED AND RESTATED PATTERN ENERGY GROUP INC.
2013 EQUITY INCENTIVE AWARD PLAN

On February 24, 2017, the board of directors approved the Amended and Restated Pattern Energy Group Inc. 2013 Equity Incentive Award Plan (the "Equity Plan"), subject to approval by our stockholders. We are seeking stockholder approval of the Equity Plan in order to preserve our ability to grant awards that meet the requirements to avoid the disallowance of tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). The amendments to the Equity Plan described below do not require stockholder approval under the rules of the Toronto Stock Exchange; accordingly, insiders (as defined under such rules) who are eligible to participate in the Equity Plan may vote on this proposal.
Management and the board of directors are not proposing to increase the available share reserve under the Equity Plan at this time.
Section 162(m) Provisions
Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to any person who serves as chief executive officer or who is one of the three other most highly compensated executive officers, other than the chief financial officer, of a publicly held corporation (each such person, a "Covered Employee") to $1 million per year, with an exception for qualified performance-based compensation.
As a newly public company, we have been eligible for special transition relief under Section 162(m) of the Code. During this special transition period, we have been able to grant cash and equity incentive awards that were eligible to be deductible without having to qualify as performance-based compensation under Section 162(m) of the Code. The board of directors has determined that, following the special transition period, it would be in the Company's best interests to preserve the flexibility to grant cash and equity incentive awards that comply with the qualified performance-based compensation exception under Section 162(m) of the Code and that therefore are eligible to be deductible.
One of the requirements of the qualified performance-based compensation exception under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. For purposes of Section 162(m) of the Code, the material terms of the performance goals are:

•	the individuals eligible to receive compensation (see "-Summary of the Equity Plan-Eligibility and Administration" below);

•	the maximum amount of compensation that could be paid to an employee if the performance goals are attained (see "-Summary of the Equity Plan-Limitation on Awards" below); and

•	a description of the business criteria on which the performance goals are based (see "-Summary of the Equity Plan-Awards-Performance Awards" below).
If our stockholders do not approve this Proposal 4, then due to the application of Section 162(m) of the Code, the cash and equity incentive compensation awarded in the future to our Covered Employees may not be eligible to be fully deductible.
Key Data Regarding Share Usage Under the Equity Plan
The aggregate number of shares of Common Stock originally reserved for issuance pursuant to awards granted under the Equity Plan was 3,000,000, and we are not requesting any increase.
As at March 31, 2017 we had issued 941,297 shares of Common Stock under the Equity Plan, representing 1.1% of our issued and outstanding shares as of such date. Of those shares, 554,135 remain subject to time-vesting, performance vesting or other vesting conditions. As at March 31, 2017, assuming the issuance of all shares of Common Stock issuable under outstanding options, restricted stock units or other entitlements to acquire shares, a total of 1,567,020 shares of Common Stock remained available for issuance under the Equity Plan, representing 1.8% of our issued and outstanding shares as at such date. The following provides more detail:

•	As at March 31, 2017, we had outstanding 554,135 restricted stock awards that remain subject to time-vesting, performance-vesting or other vesting conditions;

•
As at March 31, 2017, there were 411,323 options (with a weighted average exercise price of $22.00 and a weighted average remaining contractual life of 6 years) and 80,360 restricted stock units or other entitlements to acquire shares of Common Stock outstanding under the Equity Plan, representing 0.6% of our issued and outstanding shares as at such date; and

•
As at March 31, 2017, combining the 411,323 outstanding options, 80,360 restricted stock units and 1,567,020 shares remaining available for future grants, a total of 2,058,703 shares could be issued in the future under existing or future awards, representing 2.3% of our issued and outstanding shares as at such date.

During fiscal 2016, our historical usage rate (or burn rate) was 0.4%, which we define as the total shares subject to equity awards granted during the period divided by the total number of shares outstanding on the last day of fiscal 2016, including shares subject to equity awards that were subsequently forfeited or cancelled.
Our three-year average burn rate is 0.3% (2014-2016). The three-year average burn rate was determined as (i) options granted plus full-value shares divided by (ii) the total number of shares outstanding on the last day of the applicable fiscal year.
As of March 31, 2017, our overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding as of March 31, 2017 plus the number of shares remaining available for issuance under the Equity Plan by (ii) the number of our shares outstanding as of such date, was 3.0%.
Based on historical usage and current equity grant practices, and depending on factors such as share price, performance achievement, number of eligible executives and participating employees for awards, and similar relevant factors, we estimate that the shares currently reserved for issuance under the Equity Plan would be sufficient for approximately 5 years of awards, assuming outstanding grants achieve maximum performance. We note that future circumstances may require us to change our current equity grant practices.
Important Aspects of our Equity Plan Are Designed to Protect our Stockholders’ Interests
The Equity Plan includes a number of features designed to protect our stockholders’ interests and reflect corporate governance best practices, including the following:

•
Stockholder approval required for additional shares. The Equity Plan authorizes a pool of 3,000,000 shares of our Common Stock, and management and the board of directors are not proposing to increase the available share reserved under the Equity Plan at this time. Stockholder approval will be required to issue any additional shares and our stockholders will have direct input on any increase in the numbers of shares of Common Stock issuable under the Equity Plan. The Equity Plan does not have an “evergreen provision” providing for an annual increase of available shares for future issuance;

•
Prohibition against repricing of stock options and stock appreciation rights without stockholder approval. Except in connection with an equitable adjustment or a Change in Control (as defined in the Equity Plan), the Equity Plan prohibits the repricing of outstanding stock options and stock appreciation rights, whether by amending an existing award or by substituting a new award at a lower price. The Equity Plan also prohibits the payment of cash or other securities in exchange for out-of-the-money awards;

•
Limitations on share recycling for awards. Shares that are withheld as payment for the exercise price or for tax withholding pursuant to any award shall not again be available for the grant of an award pursuant to the Equity Plan. In addition, upon the exercise of a stock option or stock-settled stock appreciation right, the total number of shares exercised will be deducted from the Equity Plan’s share pool;

•
Limits on dividends and dividend equivalents. The Equity Plan provides that dividend equivalents will not be granted with options and stock appreciation rights. In addition, dividends and dividend equivalents will not be paid with respect to performance awards until the performance criteria are determined to be met; and

•
Double-trigger vesting upon a Change in Control; No “liberal” Change in Control definition. Awards granted under the Equity Plan are subject to double-trigger vesting provisions upon a Change in Control (as defined in the Equity Plan). This means that rather than vesting automatically upon a Change in Control, such awards will be subject to accelerated vesting only in the event the acquiring company does not assume the award. The Change in Control definition in the Equity Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the Change in Control provisions in the Equity Plan to be triggered.

Summary of the Equity Plan
The following is a summary of the principal features of the Equity Plan, as approved by the board of directors on February 24, 2017. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the amended and restated Equity Plan, a copy of which has been filed with the SEC with this proxy statement as Exhibit B.
Eligibility and Administration. Our and our subsidiaries’ employees, consultants and directors, including our named executive officers and senior managers, are eligible to receive awards under the Equity Plan. The nominating, governance and compensation committee administers the Equity Plan unless our board of directors assumes authority for administration. The nominating, governance and compensation committee is authorized to delegate its duties and responsibilities as plan administrator to subcommittees comprised of our directors and/or officers, subject to certain limitations. Our board of directors administers the Equity Plan with respect to awards to non-employee directors.
Subject to the express terms and conditions of the Equity Plan, the plan administrator has the authority to make all determinations and interpretations under the plan, prescribe all forms for use with the plan and adopt, amend and/or rescind rules for the administration of the plan. The plan administrator also sets the terms and conditions of all awards under the plan, including any vesting and vesting acceleration conditions.
Shares Available. The aggregate number of shares of Common Stock available for issuance pursuant to awards granted under the Equity Plan was originally set at 3,000,000, subject to adjustment as described below. See “Certain Transactions” below. Management and the board of directors are not proposing to increase the available share reserve under the Equity Plan at this time.
This number will also be adjusted due to the following shares of Common Stock becoming eligible to be used again for grants under the Equity Plan:

•
Shares subject to awards or portions of awards granted under the Equity Plan which are forfeited, expire or lapse for any reason, or are settled for cash without the delivery of shares, to the extent of such forfeiture, expiration, lapse or cash settlement; and

•	Shares that we repurchase prior to vesting so that such shares are returned to us.
However, shares of Common Stock which are tendered by the recipient or withheld by us in payment of an exercise price or to satisfy any tax withholding obligation shall not be added to the shares authorized for grants and will not be available for future grants of awards under the Equity Plan. Shares of Common Stock granted under the Equity Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Equity Plan. In addition, if we, or one of our subsidiaries, acquires or combines with another company that has shares available for grant pursuant to a qualifying equity plan, we may use those shares (until such date as they could not have been used under such company’s plan) to grant awards pursuant to the Equity Plan to individuals who were not providing services to us immediately prior to the acquisition or combination.
Limitation on Awards. The Equity Plan provides that:

•
The maximum number of shares with respect to one or more options and/or stock appreciation rights that may be granted during any calendar year under the Equity Plan to any one eligible individual is 975,000;

•	The maximum number of shares with respect to qualified performance awards granted in any calendar year to any one eligible individual is 350,000; and

•	The aggregate dollar value of any cash-based qualified performance award that may be paid to any one eligible individual during any one calendar year under the Equity Plan is $3,000,000.
The foregoing limitations described in the three bullet points above are amendments to the Equity Plan made in February 2017 that do not require stockholder approval under the rules of the Toronto Stock Exchange, and are being made for purposes of Section 162(m) of the Code.
The Equity Plan does not permit awards to be granted to our independent directors in any fiscal year having a fair value as of the date of grant (as determined in accordance with FASB ASC Topic No. 718, or any successor standard) in excess of $500,000.
In addition, the Equity Plan includes an award limit of $500,000 on annual cash amounts to independent directors, subject to discretion granted to the nominating, governance and compensation committee to go above such limit in extraordinary circumstances. The foregoing award limit described in the preceding sentence is an amendment to the Equity Plan made in February 2017 that does not require stockholder approval under the rules of the Toronto Stock Exchange, and is being made as a part of best governance practices aligned with stockholder interests.
Awards. The Equity Plan provides for the grant of stock options (including non-qualified stock options, or “NQSOs,” and incentive stock options, or “ISOs”), restricted stock, dividend equivalents, stock payments, restricted stock units, or “RSUs,” performance awards, stock appreciation rights, or SARs, and other equity-based and cash-based awards, or any combination thereof. Awards under the Equity Plan will generally be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations as well as any other consequences with respect to the awards upon a termination of the applicable eligible individual’s service. Equity-based awards will generally be settled in shares of our Common Stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Non-qualified Stock Options. NQSOs provide for the right to purchase shares of our Common Stock at a specified price which generally, except with respect to certain substitute options granted in connection with corporate transactions, will not be less than fair market value on the date of grant. Fair market value is calculated as the closing sales price for a share of Common Stock as quoted on an established securities exchange on the grant date or the last preceding day for which such quotation exists. NQSOs may be granted for any term specified by the plan administrator that does not exceed ten years and will usually become exercisable in one or more installments after the grant date, subject to vesting conditions which may include continued employment or service with us, satisfaction of performance targets and/or other conditions, as determined by the plan administrator.

•
Incentive Stock Options. ISOs are designed in a manner intended to comply with the provisions of Section 422 of the Code, and are subject to specified restrictions contained in the Code. ISOs will have an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute ISOs granted in connection with a corporate transaction. Only employees are eligible to receive ISOs, and ISOs will not have a term of more than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions may apply to ISOs as determined by the plan administrator and may include continued employment or service with us, satisfaction of performance targets and/or other conditions.

•
Restricted Stock. Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the plan administrator. Unless the plan administrator determines otherwise, restricted stock may be forfeited for no consideration or repurchased by us if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, subject to the terms of an applicable award agreement, which may provide for dividends to be placed in escrow and not released until the restrictions are removed or expire.

•
Restricted Stock Units. RSUs may be awarded to any eligible individual, typically without payment of consideration but subject to vesting conditions based upon continued employment or service with us, satisfaction of performance criteria and/or other conditions, all as determined by the plan administrator. Like restricted stock, RSUs generally may not be sold or otherwise transferred or hypothecated until the applicable vesting conditions are removed or expire. Unlike restricted stock, shares of Common Stock underlying RSUs will not be issued until the RSUs have vested (or later, if payment is deferred), and recipients of RSUs generally have no voting or dividend rights with respect to such shares prior to the time when the applicable vesting conditions are satisfied.

•
Dividend Equivalents. Dividend equivalents represent the per share value of the dividends, if any, paid by us, calculated with reference to the number of shares of Common Stock covered by an award. Dividend equivalents may be settled in cash or shares of Common Stock and at such times as determined by the plan administrator. However, the Equity Plan provides that we will not grant dividend equivalents with respect to options or stock appreciation rights, and that no payments of dividends or dividend equivalents will be made with respect to performance awards unless and until the performance criteria are determined to be met. The clarification in the preceding sentence is an amendment to the Equity Plan made in February 2017 that does not require stockholder approval under the rules of the Toronto Stock Exchange, and is being made as a part of best governance practices aligned with stockholder interests.

•
Stock Payments. Stock payments may be authorized by the plan administrator in the form of shares of Common Stock or an option or other right to purchase shares of Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to an employee, consultant or non-employee director.

•
Stock Appreciation Rights. SARs may be granted in connection with stock options or other awards or separately. SARs typically provide for payment to the holder based upon increases in the price of a share of Common Stock over a set exercise price. The payment amount is determined by multiplying the difference between the exercise price and the fair market value on the date of exercise by the number of shares of Common Stock with respect to which the SAR is exercised. The exercise price of any SAR granted under the Equity Plan generally, except with respect to certain substitute SARs granted in connection with a corporate transaction, will be at least 100% of the fair market value of the underlying shares of Common Stock on the date of grant. The term of a SAR may not be longer than ten years. There are no restrictions specified in the Equity Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the plan administrator in the SAR award agreement. SARs granted under the Equity Plan may be settled in cash or shares of Common Stock, or in a combination of both, at the election of the plan administrator. Vesting conditions may apply to SARs as determined by the plan administrator and may include continued employment or service with us, satisfaction of performance goals and/or other conditions.

•
Performance Awards. Performance awards may be granted by the plan administrator on an individual or group basis. Generally, these awards will consist of bonuses based upon attainment of specific performance targets and may be paid in cash, shares of Common Stock, or a combination thereof. Performance awards may also include “phantom” stock awards that provide for payments based upon the value of shares of our Common Stock.

With respect to any award intended to be a qualified performance award under Section 162(m) of the Code, the performance criteria that shall be used to establish performance goals will be selected from the following:

▪	net earnings or loss (either before or after one or more of interest, taxes, depreciation and amortization);

▪	adjusted earnings or loss (either before or after one or more of interest, taxes, depreciation and amortization);

▪	gross or net sales or revenue;

▪	net income or loss (either before or after taxes);

▪	adjusted net income;

▪	operating earnings or profit;

▪	cash flow (including, but not limited to, operating cash flow and cash available for distribution);

▪	return on assets, return on capital, or return on stockholders’ equity, any of which may be based on measures of earnings or cash flow;

▪	total stockholder return;

▪	return on sales;

▪	gross or net profit or operating margin;

▪	costs;

▪	funds from operations;

▪	expenses;

▪	working capital;

▪	earnings per share;

▪	adjusted earnings per share;

▪	price per share of Common Stock;

▪	implementation or completion of critical projects;

▪	market share;

▪	economic value;

▪	comparisons with various stock market indices;

▪	debt reduction;

▪	stockholder equity;

▪	operating efficiency;

▪	customer satisfaction and/or growth;

▪	employee satisfaction;

▪	project and development achievements;

▪	financial ratios;

▪	financing and other capital raising transactions;

▪	implementation, completion or attainment of measurable objectives;

▪	recruiting and maintaining personnel;

▪	year-end cash;

▪	electricity production or volume sold;

▪	safety measures such as lost time accidents or OSHA recordable accidents;

▪	operating measures such as site availability; and

▪	environmental or regulatory measures such as number of notices of violations.

Performance criteria that are financial metrics may be determined in accordance with U.S. GAAP or financial metrics that are based on, or able to be derived from U.S. GAAP, or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under U.S. GAAP.
With respect to any award not intended to be a qualified performance award under Section 162(m) of the Code, the plan administrator may select alternative performance criteria.
The plan administrator may, in its sole discretion, adjust the performance criteria for any performance period for such factors as the plan administrator may determine, including (among others) in recognition of, changes in applicable law or applicable accounting standards, restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring charges or events, in any event subject to Section 162(m) of the Code with respect to a qualified performance award.
The foregoing provisions described in the preceding three paragraphs and the foregoing list of performance criteria are amendments to the Equity Plan that do not require shareholder approval under the rules of the Toronto Stock Exchange, and are being made for the purposes of Section 162(m) of the Code.
Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the Equity Plan and the terms and conditions of existing and future awards, including with respect to aggregate number and type of shares subject to the Equity Plan and awards granted pursuant to the Equity Plan, to prevent the dilution or enlargement of intended benefits and/or facilitate necessary or desirable changes in the event of certain transactions and events affecting shares of our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In the case of certain events or changes in capitalization that constitute “equity restructurings,” equitable adjustments will be non-discretionary. In the event of a change in control where the acquirer does not assume or replace awards granted under the Equity Plan, such awards will be subject to accelerated vesting so that 100% of such awards will become vested and exercisable or payable, as applicable, prior to the consummation of the change in control transaction and, if not exercised or paid, will terminate upon consummation of the transaction. The plan administrator may also provide for the acceleration, cash-out, termination, assumption, substitution or conversion of awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. A “change in control” is defined in the Equity Plan to mean (i) the acquisition by a person or group of more than 50% of the total combined voting power of our outstanding securities, (ii) during any consecutive two-year period, the replacement of a majority of our incumbent directors with directors whose election was not supported by at least two-thirds of our incumbent directors, (iii) a merger, consolidation, reorganization or business combination or the sale of substantially all of our assets, in each case, other than a transaction which results in our voting securities before such transaction continuing to represent or being converted into a majority of the voting securities of the surviving entity and after which no person or group owns a majority of the combined voting power of the surviving entity or (iv) where our stockholders approve a liquidation or dissolution of the company.
Transferability, Repricing and Participant Payments. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Equity Plan are generally non-transferable and are exercisable only by the participant. The price per share of a stock option or SAR may not be decreased and an underwater stock option or SAR may not be replaced or cashed out without stockholder approval. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Equity Plan, the plan administrator may, in its discretion, accept cash or check, shares of Common Stock that meet specified conditions, a “market sell order” (or other cashless broker-assisted transaction) or such other consideration as it deems suitable.
Amendment and Termination. Our board of directors may terminate, amend or modify the Equity Plan at any time and from time to time. However, we must generally obtain stockholder approval to increase the number of shares of Common Stock available under the Equity Plan (other than in connection with certain corporate events, as described above), extend the term of a stock option held by an insider (as such term is defined under Canadian securities laws), an amendment to the amendment provision, or to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). As our Equity Plan does not limit the participation of eligible insiders (as defined under Canadian securities laws), the rules of certain stock exchanges provide that the votes attached to shares held by insiders eligible to participate in our Equity Plan must be excluded from voting on certain matters relating to our Equity Plan which require stockholder approval under such rules. As noted above, this stockholder vote on the Equity Plan is not required by the rules of the Toronto Stock Exchange and, accordingly, such insiders may vote on this proposal.
Termination of Employment. The consequences of the termination of a participant’s employment, membership on our board of directors or other service arrangement will generally be determined by the plan administrator in the terms of the relevant award agreement.

Expiration Date. The Equity Plan will expire on, and no option or other award may be granted pursuant to the Equity Plan after, the tenth anniversary of the date the Equity Plan was adopted by our board of directors. Any award that is outstanding on the expiration date of the Equity Plan will remain in force according to the terms of the Equity Plan and the applicable award agreement.
New Plan Benefits
Awards under the Equity Plan are subject to the discretion of the nominating, governance and compensation committee, and therefore it is not possible to determine the future benefits or awards that will be received by participants. However, certain tables above in this proxy statement, including the Summary Compensation Table, Grants of Plan-Based Awards Table, and Outstanding Equity Awards at Fiscal Year End Table, set forth information with respect to awards granted in prior years to our individual named executive officers and to our independent directors under the Equity Plan.
U.S. Federal Income Tax Consequences Under the Equity Plan
The Equity Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.
Options. There will generally be no federal income tax consequences to a participant or to us upon the grant of a stock option under the Equity Plan. Upon the grant of nonqualified stock options, a participant will recognize ordinary income when he or she exercises a nonqualified stock option. The amount of the income is the amount by which the fair market value of the stock received upon exercise of the option (assuming the stock is fully vested at that date) exceeds the exercise price of the option. Subject to limits on deductibility, we generally will be entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, i.e., at the time of exercise of the option. If we grant stock appreciation rights, the tax treatment would be similar to nonqualified stock options. If we grant incentive stock options, a participant will not recognize any immediately taxable income when he or she exercises an incentive stock option. If the participant does not hold the shares for the full term of the prescribed holding periods for incentive stock options, a portion of the gain on the sale of such shares will be taxed to a participant as ordinary income and we will be entitled to a deduction in the same amount, subject to certain conditions and limits on deductibility. The amount taxed as ordinary income will be the lesser of the following: (1) the fair market value of the shares on the date of exercise minus the option price and (2) the amount realized on disposition minus the exercise price. The balance of any gains will be taxed as short-term or long-term capital gain, depending on the holding period. In addition, the “spread” between the exercise price and the fair market value of the stock upon exercise of the option is an adjustment in computing alternative minimum taxable income for the participant in the year that the participant exercises the option.
Restricted Stock Awards and Restricted Stock Units. Neither we nor a participant will incur any federal income tax consequences upon the grant of unvested restricted stock awards and restricted stock units until expiration of the restricted period and the satisfaction of any other conditions (including any time-based and/or performance-based conditions) applicable to the restricted stock awards or restricted stock units. At that time, a participant generally will recognize taxable income equal to the aggregate amount of cash received and the then fair market value of the stock and, subject to certain conditions and limits on deductibility, we will be entitled to a corresponding deduction. Within 30 days after the date of the grant of restricted stock, a participant may elect under Section 83(b) of the Code to recognize ordinary income as of the date of grant and we will be entitled to a corresponding deduction at that time.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve the Amended and Restated Pattern Energy Group Inc. 2013 Equity Incentive Award Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends
A Vote "FOR" the Approval of the
Amended and Restated Pattern Energy Group Inc.
2013 Equity Incentive Award Plan.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in Next Year’s Proxy Materials

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders must be received no later than December 20, 2017. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the attention of our Corporate Secretary, at Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, CA 94111, or by facsimile at 415-362-7900.

Director Nominations or Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Notice of any director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders, must be delivered to, or mailed and received by, our Corporate Secretary, at Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco, CA 94111, or by facsimile at 415-362-7900 not earlier than the close of business on February 1, 2018 and not later than the close of business on March 3, 2018. However, if the date of the 2018 annual meeting of stockholders is advanced more than 30 days prior to the first anniversary of the 2017 Annual Meeting or delayed more than 70 days after such anniversary date, then such notice must be received by us no earlier than 120 days prior to the date of the 2018 annual meeting of stockholders and no later than the later of 90 days prior to the date of the 2018 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the meeting was first made by us. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders. Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 1, 2017

The proxy statement and the annual report to stockholders are available at www.edocumentview.com/PEGI.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Name:	Kim H. Liou
Title:	Corporate Secretary
April 14, 2017

Exhibit A
The following tables reconcile non-GAAP net cash provided by operating activities to cash available for distribution and net loss to Adjusted EBITDA, respectively, for the periods presented (in thousands):

	For the Year ended December 31,
	2016	2015
Net cash provided by operating activities	$163,664	$117,849
Changes in operating assets and liabilities	(11,000)	(6,880)
Network upgrade reimbursement	4,821	2,472
Release of restricted cash to fund project and general and administrative costs	640	1,611
Operations and maintenance capital expenditures	(1,017)	(779)
Distributions from unconsolidated investments	41,698	34,216
Reduction of other asset - Gulf Wind energy derivative deposit	—	6,205
Other	(302)	(323)
Less:
Distributions to noncontrolling interests	(17,896)	(7,882)
Principal payments paid from operating cash flows	(47,634)	(54,041)
Cash available for distribution	$132,974	$92,448

	For the Year ended December 31,
	2016	2015
Net loss	$(52,299)	$(55,607)
Plus:
Interest expense, net of interest income	76,598	75,309
Tax provision	8,679	4,943
Depreciation, amortization and accretion	184,002	145,322
EBITDA	$216,980	$169,967
Unrealized loss on energy derivative (1)	22,767	791
Loss on undesignated derivatives, net	3,324	5,490
Realized loss on designated derivatives	—	11,221
Early extinguishment of debt	—	4,941
Net gain (loss) on transactions	326	3,400
Adjustments from unconsolidated investments (2)	(659)	—
Plus, proportionate share from equity accounted investments:
Interest expense, net of interest income	32,103	23,537
Depreciation, amortization and accretion	27,763	22,680
Loss on undesignated derivatives, net	1,552	8,514
Adjusted EBITDA	$304,156	$250,541

(1)	Amount is included in electricity sales on the consolidated statements of operations.

(2)	Adjustments for the year ended December 31, 2016, consists of $19.9 million gains on distributions from unconsolidated investments and $(19.2) million of suspended equity earnings.

Exhibit B
PATTERN ENERGY GROUP INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE AWARD PLAN
ARTICLE 1
PURPOSE
The purpose of the Pattern Energy Group Inc. Amended and Restated 2013 Equity Incentive Award Plan (as it may be further amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Pattern Energy Group Inc., a Delaware corporation (the “Company”), by linking the individual interests of the members of the Board, Employees, and Consultants (each as defined herein) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
Section 2.01.    “Administrator” shall mean the entity that, with the support of the Company’s officers and employees, conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan that have been delegated to one or more persons pursuant to Section 11.06, or that the Board has assumed, the term “Administrator” shall refer to such person(s) or the Board unless such delegation has been revoked or the Board has terminated the assumption of such duties.
Section 2.02.    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
Section 2.03.    “Applicable Law” shall mean the applicable provisions of the Code, the Securities Act, the Exchange Act and any other federal, state or foreign corporate, securities or tax or other laws, rules, requirements or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded and any other applicable law.
Section 2.04.    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable); provided that with respect to an Option or Stock Appreciation Right that has been amended pursuant to this Plan so as to alter the applicable Option Term or Stock Appreciation Right Term, “Automatic Exercise Date” shall mean the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right as amended.
Section 2.05.    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
Section 2.06.    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
Section 2.07.    “Board” shall mean the Board of Directors of the Company.

Section 2.08.    “Change in Control” shall mean and includes each of the following:
(a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission and/or a prospectus filed with any Canadian securities regulatory authorities) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Pattern Stockholders or the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.08(a) or Section 2.08(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds the Company or succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.08(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)    The Company’s stockholders approve a liquidation or dissolution of the Company.
In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
Section 2.09.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
Section 2.10.    “Committee” shall mean the Board or, to the extent the Board has delegated its authority with respect to the Plan (and only to such extent), the Nominating, Governance and Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.01.
Section 2.11.    “Common Stock” shall mean the common stock of the Company.
Section 2.12.    “Company” shall have the meaning set forth in Article 1.
Section 2.13.    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or, in the case of a consultant or advisor in Canada, that qualifies as a consultant under National Instrument 45-106 – Prospectus Registration Exemptions.
Section 2.14.    “Director” shall mean a member of the Board, as constituted from time to time.
Section 2.15.    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.02.
Section 2.16.    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
Section 2.17.    “Effective Date” shall mean the day prior to the Public Trading Date.
Section 2.18.    “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.
Section 2.19.    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
Section 2.20.    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
Section 2.21.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
Section 2.22.    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)    If the Common Stock is listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market and the Toronto Stock Exchange), national market system or automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, provided, however, that if the Common Stock is listed on an established securities exchange, national market system or automated quotation system both inside the United States and outside of the United States, Fair Market Value shall be based on the price inside the United States unless determined otherwise by the Administrator;
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
If Fair Market Value as determined in accordance with subsections (a) or (b) above is expressed in Canadian dollars, such amount shall be converted to United States dollars based on the noon buying rate in the City of New York for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. If Fair Market Value is expressed in United States dollars and is required to be converted to Canadian dollars, such amount shall be converted to Canadian dollars based on the noon buying rate in the City of New York for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York
Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the

Securities and Exchange Commission and converted to United States dollars based on the noon buying rate in the City of New York for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.
Section 2.23.    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
Section 2.24.    “Holder” shall mean a person who has been granted an Award.
Section 2.25.    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
Section 2.26.    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
Section 2.27.    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
Section 2.28.    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
Section 2.29.    “Option Term” shall have the meaning set forth in Section 5.06.
Section 2.30.    “Pattern Stockholders” shall mean (i) Pattern Energy Group LP (“PEG LP”), a Delaware limited partnership, and (ii) any affiliate of PEG LP which is issued Common Stock or becomes the beneficial owner of any Common Stock or is transferred any Common Stock by any other Person.
Section 2.31.    “Performance Award” shall mean a stock bonus award, performance award or other incentive award granted under Section 8.01.
Section 2.32.    “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a)    With respect to any Award intended to be a Qualified Performance Award, the Performance Criteria that shall be used to establish Performance Goals will be selected from the following: (i) net earnings or loss (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) adjusted earnings or loss (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (iii) gross or net sales or revenue; (iv) net income or loss (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit; (vii) cash flow (including, but not limited to, operating cash flow and cash available for distribution); (viii) return on assets, return on capital, or return on stockholders’ equity, any of which may be based on measures of earnings or cash flow; (ix) total stockholder return; (x) return on sales; (xi) gross or net profit or operating margin; (xii) costs; (xiii) funds from operations; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share of Common Stock; (xix) implementation or completion of critical projects; (xx) market share; (xxi) economic value; (xxii) comparisons with various stock market indices; (xxiii) debt reduction; (xxiv) shareholder equity; (xxv) operating efficiency; (xxvi) customer satisfaction and/or growth; (xxvii) employee satisfaction; (xxviii) project and development achievements; (xxix) financial ratios; (xxx) financing and other capital raising transactions; (xxxi) implementation, completion or attainment of measurable objectives; (xxxii) recruiting and maintaining personnel; (xxxiii) year-end cash; (xxxiv) electricity production or volume sold; (xxxv) safety measures such as lost time accidents or OSHA recordable accidents; (xxxvi) operating measures such as site availability; and (xxxvii) environmental or regulatory measures such as number of notices of violations. For the avoidance of doubt, Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.
(b)    With respect to any Award not intended to be a Qualified Performance Award, the Administrator may select alternative Performance Criteria.
(c)    The Administrator may, in its sole discretion, adjust the Performance Criteria for any Performance Period for such factors as the Administrator may determine, including, without limitation, in recognition of, changes in Applicable Law or Applicable Accounting Standards, restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring charges or events, asset write-downs, litigation or claim judgments or settlements, acquisitions or divestitures, charges and costs associated with restructurings, any reorganization or change in the corporate structure or capital structure of the Company, foreign exchange gains and losses, a change in the fiscal year of the Company, the cumulative effects of tax or accounting changes, business interruption events, unbudgeted capital expenditures, unrealized investment gains and losses, or impairments, in any event subject to Section 162(m) of the Code with respect to a Qualified Performance Award.
Section 2.33.    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. Performance Goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.
Section 2.34.    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.
Section 2.35.    “Performance Stock Unit” shall mean a Performance Award awarded under Section 8.01 which is denominated in units of value including dollar value or shares of Common Stock.
Section 2.36.    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of such Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
Section 2.37.    “Plan” shall have the meaning set forth in Article 1.
Section 2.38.    “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange in the United States or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system in the United States.
Section 2.39.    “Qualified Performance Award” means a Performance Award (not including an Option or Stock Appreciation Right) that is intended to qualify for the exemption provided under Section 162(m) of the Code and is made subject to the Performance Criteria.
Section 2.40.    “Restricted Stock” shall mean Common Stock awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
Section 2.41.    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 7.
Section 2.42.    “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 2.43.    “Shares” shall mean shares of Common Stock.
Section 2.44.    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 9.
Section 2.45.    “Stock Appreciation Right Term” shall have the meaning set forth in Section 9.04.
Section 2.46.    “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.03.
Section 2.47.    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
Section 2.48.    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute

Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 2.49.    “Termination of Service” shall mean:
(a)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3
SHARES SUBJECT TO THE PLAN
Section 3.01.    Number of Shares. (a) Subject to adjustment as provided in Section 3.01(b) and Section 12.02, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan from and after the Effective Date is 3,000,000.
(b)    To the extent all or a portion of an Award is forfeited, expires or lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award or portion thereof, to the extent of such forfeiture, expiration, lapse or cash settlement, shall again be available for the grant of an Award pursuant to the Plan, provided, however, that any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not again be available for the grant of an Award pursuant to the Plan. Any Shares repurchased by or surrendered to the Company pursuant to Section 6.04 so that such Shares are returned to the Company shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.01(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)    To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan.
(d)    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided herein): (i) the maximum number of Shares with respect to one or more Options and/or Stock Appreciation Rights that may be granted during any calendar year under the Plan to any one Eligible Individual is 975,000; (ii) the maximum number of Shares with respect to Qualified Performance Awards granted in any calendar year to any one Eligible Individual is 350,000; and (iii) the aggregate dollar value of any cash-based Qualified Performance Award that may be paid to any one Eligible Individual during any one calendar year under the Plan is $3,000,000.

Section 3.02.    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

ARTICLE 4
GRANTING OF AWARDS
Section 4.01.    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
Section 4.02.    Award Agreement. Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
Section 4.03.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 4.04.    At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.
Section 4.05.    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
Section 4.06.    Non-Employee Director Award Limitation. Except pursuant to a Non-Employee Director Compensation Plan or Policy approved by the Company’s stockholders, (i) no Non-Employee Director shall be granted Awards for services as a Non-Employee Director for any one year having a grant date fair value, as determined in accordance with FASB ASC Topic 718, or any successor standard, in excess of $500,000 and (ii) the maximum amount of cash fees paid to any Non-Employee Director during any one year shall not exceed $500,000 in total value; provided that the Committee may make exceptions to the foregoing limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Committee may determine in its discretion, so long as the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation.
ARTICLE 5
OPTIONS
Section 5.01.    Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
Section 5.02.    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), unless, subject to Applicable Law, determined otherwise by the Administrator. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
Section 5.03.    Option Vesting. (a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any other criteria, including Performance Goals or Performance Criteria, selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.
(b)    No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option which is exercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
Section 5.04.    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.01 and 10.02.
Section 5.05.    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless determined otherwise by the Administrator, and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
Section 5.06.    Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, by Applicable Law, or the first sentence of this Section 5.06, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.
Section 5.07.    Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.01(b) or 10.01(c) and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.02. Unless otherwise determined by the Administrator, this Section 5.07 shall not apply to an Option if the Holder of such Option experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 5.07.
Section 5.08.    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.
Section 5.09.    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
ARTICLE 6
RESTRICTED STOCK
Section 6.01.    Award of Restricted Stock. (a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
Section 6.02.    Rights as Stockholders. Subject to Section 6.04, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.03.
Section 6.03.    Restrictions. All shares of Restricted Stock (including any Shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Goals or Performance Criteria selected by the Administrator or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Unless determined otherwise by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

Section 6.04.    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (a) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement.
Section 6.05.    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.
Section 6.06.    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 7
RESTRICTED STOCK UNITS
Section 7.01.    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
Section 7.02.    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
Section 7.03.    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
Section 7.04.    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as expressly set forth in an applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 10.04, transfer to the Holder one unrestricted, fully transferable Share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
Section 7.05.    No Rights as a Stockholder. A Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 8
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS
Section 8.01.    Performance Awards. The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, Restricted Stock, cash bonuses, and other Awards determined in the Administrator’s discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to the attainment of Performance Goals or other specific criteria, whether or not objective, determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator.
Section 8.02.    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator; provided that any Shares to be delivered as Dividend Equivalents shall be priced at Fair Market Value. For the avoidance of doubt, (i) Dividend Equivalents will not be granted with respect to Options or Stock Appreciation Rights and (ii) dividends or Dividend Equivalents will not be paid with respect to Performance Awards until, and only to the extent, the Performance Criteria are determined to be met.
Section 8.03.    Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator (provided that Shares shall not be valued at a price less than Fair Market Value) and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. A Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
Section 8.04.    Purchase Price. The Administrator may establish the purchase price of a Performance Award or shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
ARTICLE 9
AWARD OF STOCK APPRECIATION RIGHTS
Section 9.01.    Grant of Stock Appreciation Rights. (a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Unless otherwise determined by the Administrator, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
Section 9.02.    Stock Appreciation Right Vesting. (a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.
(b)    No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is exercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
Section 9.03.    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c)    In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.
Section 9.04.    Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, by Applicable Law or the first sentence of this Section 9.04, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.
Section 9.05.    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 9 shall be in cash, Shares (based on Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
Section 9.06.    Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.02. Unless otherwise determined by the Administrator, this Section 9.06 shall not apply to a Stock Appreciation Right if the Holder of such Stock Appreciation Right experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 9.06.
ARTICLE 10
ADDITIONAL TERMS OF AWARDS
Section 10.01.    Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator. The

Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
Section 10.02.    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Except as determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities up to the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
Section 10.03.    Transferability of Awards. (a) Except as otherwise provided in Section 10.03(b):
(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)    No Award or interest or right therein shall be available for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.03(a)(i); and
(iii)    During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 10.03(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (i) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (ii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Incentive Stock Option to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)    Notwithstanding Section 10.03(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.
Section 10.04.    Conditions to Issuance of Shares. (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award or the exercise thereof, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and, in the United States, the Shares are covered by an effective registration statement or applicable exemption from registration or, in Canada, the distribution of the Shares is exempt from the requirement to file and obtain a receipt for a prospectus. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.
(b)    All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
Section 10.05.    Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
Section 10.06.    Claw-Back. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy adopted or implemented by the Company to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, or any other Applicable Law, in each case to the extent set forth in such claw-back policy.
ARTICLE 11
ADMINISTRATION
Section 11.01.    Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded and, unless otherwise determined by the Board, both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” as defined by Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.01 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.06.
Section 11.02.    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.10 or Section 10.06. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 of the Exchange Act or any successor rule or any regulations or rules issued thereunder or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
Section 11.03.    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
Section 11.04.    Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to Eligible Individuals;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Goals or Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k)    Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.02(d).
Section 11.05.    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
Section 11.06.    Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.06 shall serve in such capacity at the pleasure of the Board and the Committee.
Section 11.07.    Prohibition on Repricing. Subject to Section 12.02, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed. Subject to Section 12.02, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
ARTICLE 12
MISCELLANEOUS PROVISIONS
Section 12.01.    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.01, and subject to Applicable Law, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval by way of resolution of the Company’s stockholders, no amendment or action of the Administrator shall become effective, except as provided in Section 12.02, with respect to any of the following matters: (a) an increase of the limit imposed in Section 3.01 on the maximum number of Shares which may be issued under the Plan, (b) an amendment to Section 11.07 to remove the stockholder approval requirements set forth in such Section, (c) an extension of an Option Term benefitting an “insider” (as defined under Applicable Law) of the Company, and (d) any amendment to this Section 12.01. Except as provided in Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides or to the extent required by Applicable Law. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date the Plan is first adopted by the Board.
Section 12.02.    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events. (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.01 on the maximum number and kind of shares which may be issued under the Plan and the individual limits on Awards under the Plan); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)    In the event of any transaction or event described in Section 12.02(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)    To provide for either (A) termination of any such Award in exchange for an amount of cash or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.02 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)    To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)    To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    To provide that the Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 12.02(a) or 12.02(b), the Administrator shall equitably adjust (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.01 on the maximum number and kind of shares which may be issued under the Plan) and (ii) each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 12.02(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.
(d)    In the event that the successor corporation in a Change in Control fails to assume or substitute for an Award upon the Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse as of immediately prior to the consummation of such Change in Control.
(e)    The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(f)    No adjustment or action described in this Section 12.02 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code with respect to Incentive Stock Options awarded under the Plan. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.
(g)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(h)    No action shall be taken under this Section 12.02 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
(i)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
Section 12.03.    Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.
Section 12.04.    No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.
Section 12.05.    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
Section 12.06.    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) except as otherwise provided in the final sentence of Section 3.01(a), to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
Section 12.07.    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 12.08.    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
Section 12.09.    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
Section 12.10.    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
Section 12.11.    Lock-Up Period. The Company may, at the request of any representative of the underwriters or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act, or the qualification by prospectus of the distribution of securities of the Company under applicable Canadian securities laws, prohibit the holder of any Shares that have been acquired under the Plan from, directly or indirectly, selling or otherwise transferring any Shares or other securities of the Company during a period of up to one hundred eighty days following the effective date of a registration statement of the Company filed under the Securities Act or 180 days following the closing of such an offering in Canada.
Section 12.12.    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
Section 12.13.    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
Section 12.14.    Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 12.15.    Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
Section 12.16.    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

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Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Alan Batkin	☐	☐	☐
02 - Patricia Bellinger	☐	☐	☐
03 - The Lord Browne of Madingley	☐	☐	☐
04 - Michael Garland	☐	☐	☐
05 - Douglas Hall	☐	☐	☐
06 - Michael Hoffman	☐	☐	☐
07 - Patricia Newson	☐	☐	☐

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2017 Annual Meeting of
Pattern Energy Group Inc. Stockholders

Thursday, June 1, 2017, 8:00 a.m. Local Time
Offices of Pattern Energy Group Inc.
Pier 1, Bay 3, San Francisco CA 94111

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Pattern

Notice of 2017 Annual Meeting of Stockholders

Offices of Pattern Energy Group Inc., Pier 1, Bay 3, San Francisco CA 94111
Proxy Solicited by Board of Directors for Annual Meeting - June 1, 2017

Alan Batkin, or failing him, Michael Garland, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pattern Energy Group Inc. to be held on June 1, 2017, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)